UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2010

The Empire Sports & Entertainment Holdings Co.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-150462	26-0657736
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 Greene Street, Suite 403 New York, New York	10012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)208-4472

(Former name or former address, if changed since last report)

Copies to:
Harvey J. Kesner, Esq.
61 Broadway, 32nd Floor
New York, New York 10006
Telephone: (212) 930-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

THE EMPIRE SPORTS & ENTERTAINMENT HOLDINGS CO.

TABLE OF CONTENTS

Item 2.01	Completion of Acquisition or Disposition of Assets

The Exchange

On September 29, 2010, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with The Empire Sports & Entertainment, Co., a privately held Nevada corporation (“Empire”), and the shareholders of Empire (the “Empire Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), the Empire Shareholders transferred all of the issued and outstanding capital stock of Empire to the Company in exchange for shares of common stock of the Company.  Such Exchange caused Empire to become a wholly-owned subsidiary of the Company.

Pursuant to the terms and conditions of the Exchange Agreement:

•
At the closing of the Exchange, each share of Empire’s common stock issued and outstanding immediately prior to the closing of the Exchange was exchanged for the right to receive one share of our common stock. Accordingly, an aggregate of 19,602,000 shares of our common stock were issued to the Empire Shareholders.

•
Upon the closing of the Exchange, Betty Soumekh, Jeremy Vernassal and Delia Vernassal resigned as our officers and directors, and simultaneously with the effectiveness of the Exchange a new Board of Directors and new officers were appointed.  Our new Board of Directors consists of Shelly Finkel, Barry Honig, and Gregory D. Cohen. The new officers consist of Shelly Finkel, Chairman and Chief Executive Officer, Gregory D. Cohen, President, Chief Operating Officer and Secretary, and Peter Levy, Executive Vice President.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. At the closing of the Exchange, our public float was held by approximately 20 persons and therefore should be considered illiquid.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors that may require us to compensate consultants with cash and/or stock. It is also possible that shareholders of ours determine to compensate consultants to perform investor awareness campaigns and take other steps to seek to enhance the liquidity of our stock.  There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

The foregoing description of the Exchange does not purport to be complete and is qualified in its entirety by reference to the complete text ofthe Exchange Agreement, which is filed as Exhibit 2.1 hereto, and incorporated herein by reference.

Following the closing of the Exchange, there are 39,712,403 shares of our common stock issued and outstanding.  Approximately 49.4% of such issued and outstanding shares are held by the Empire Shareholders. The foregoing percentages exclude 2,800,000 shares of common stock reserved for issuance under our 2010 Equity Incentive Plan (the “2010 Plan”).

We did not have any outstanding options or warrants to purchase shares of capital stock immediately prior to the closing of the Exchange. However, prior to the Exchange, we adopted the 2010 Plan and reserved 2,800,000 shares of common stock for issuance as awards to officers, directors, employees, consultants and others. Upon the closing of the Exchange, the Company granted options under the 2010 Plan to purchase an aggregate of 2,800,000 shares of our common stock to a total of 8 individuals.  Each of the options expires 10 years from the award, vests one-third in each of the first three years and has an exercise price of $0.60 per share.

The shares of our common stock issued to the Empire Shareholders in connection with the Exchange (19,602,000) were not registered under the Securities Act, in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act and Regulation D promulgated thereunder. These securities may not be transferred or sold absent registration under the Securities Act or an applicable exemption therefrom.

Changes to the Business. Prior to the closing of the Exchange, we were a web-based service provider and consulting company.  Empire in engaged in the business of live entertainment as a promoter, producer and venue operator for music and sporting events. We intend to carry on the business of Empire as our sole line of business. Upon closing of the Exchange, we relocated our executive offices to 110 Greene Street, Suite 403, New York, New York 10012 and our telephone number is (212) 208-4472.

Changes to the Board of Directors and Executive Officers. Upon the closing of the Exchange, each of our directors resigned and Shelly Finkel, Barry Honig, and Gregory D. Cohen were appointed to our Board of Directors. In addition, upon the closing of the Exchange, each of our officers resigned and certain officers of Empire prior to the Exchange were appointed as our officers.

Our inital Board of Directors consisted of two people.  On September 27, 2010, our Board of Directors approved the adoption of Amended and Restated Bylaws.  Pursuant to our Amended and Restated Bylaws, our Board of Directors must consist of at least one person, fixed from time to time by the board or our stockholders.  A vacancy on our Board of Directors may be filled by the vote of a majority of the directors holding office.  All directors hold office for one-year terms until the election and qualification of their successors.  Officers are appointed by the Board of Directors and serve at the discretion of the board.

Accounting Treatment. The Exchange is being accounted for as a reverse-merger and recapitalization. Empire is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Empire and will be recorded at the historical cost basis of Empire, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Empire, historical operations of Empire and operations of the Company from the closing date of the Exchange.

Tax Treatment; Small Business Issuer. The Exchange is intended to constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or such other tax free reorganization exemptions that may be available under the Code.  We have not obtained any opinion concerning the tax treatment of the Exchange.

Following the Exchange, the Company will continue to be a “smaller reporting company,” as defined in Item 10(f)(1) of Regulation S-K, as promulgated by the SEC.

Description of Our Company

The Company was incorporated under the laws of the State of Nevada on August 2, 2007 to be a web-based service provider and consulting company. On November 28, 2007, the Company entered into a license agreement with Service Technology, Inc., a non-affiliate.  Service Technology granted the Company a license in perpetuity to the use the customer intelligence application, the Edge, on a non-exclusive basis. Upon further evaluation of the software, the Company determined that it was unable to implement the use of this particular software with its clients.  As a result, on December 29, 2009, the parties entered into a termination agreement.  On September 27, 2010, we amended and restated our Articles of Incorporation in order to, among other things, change our name to The Empire Sports & Entertainment Holdings Co.

Empire began operations in November 2009 as Golden Empire, LLC, a New Jersey limited liability company, and was incorporated in Nevada in February 2010.  Empire is engaged in the business of live entertainment as a promoter, producer and venue operator for music and sports. To date, Empire has not generated material revenues or earnings as a result of its activities. As a result of the Exchange, Empire became a wholly-owned subsidiary of the Company and the Company succeeded to the business of Empire as its sole line of business.

Description of Our Business

As used in this Current Report on Form 8-K, all references to “we,” “our” and “us” for periods prior to the closing of the Exchange refer to Empire, as a privately owned company, and for periods subsequent to the closing of the Exchange refer to the Company and its subsidiaries (including Empire).

Our Business – Entertainment

We are engaged in the business of live entertainment as a promoter, producer and venue operator for music and sports.  Our goal is to become a leader in integrated promotion, production, venue operation and event management services for a broad variety of live events.  We intend to promote or produce both live music and entertainment shows and sporting events.  We expect to generate revenue primarily through promoter fees and sharing arrangements with performers and athletes, production of concerts and events and venue operations.  These revenues are expected to consist primarily of sponsorship, advertising and concession fees, ticket sales (“gate”), televised revenue (Pay-Per-View) and media distribution.

As of July 1, 2010, famed entertainment manager Shelly Finkel joined Empire as its Chief Executive Officer. Shelly Finkel has, for over 30 years, been involved with many name brand music entertainers such as The Grateful Dead, The Allman Brothers, The Doors, The Who, Jimi Hendrix, and Cream.  In addition, he was the organizer of the biggest rock concert of all time, the Watkins Glen Summer Jam.  Mr. Finkel  has been a boxing manager since 1980, representing Mike Tyson, Evander Holyfield and Manny Pacquiao.  On June 13, 2010, Mr. Finkel was inducted into the Boxing Hall of Fame.

We expect to be a supplier of live music, entertainment and athletic events for domestic and foreign venues and to the world's leading television networks, including HBO, Showtime, Fox and ESPN.

Our business will include creation, distribution (domestically and internationally) and maintenance of our media holdings, including a media library of videotaped events and original television programming.

We anticipate our core business will be the promotion and production of live entertainment events, most significantly for concert and other music performances in venues owned, leased and/or operated by us.  As a result of our management’s historically involvement in boxing, our sports promotion will initially have an emphasis on boxing.

As promoter, we typically would be providing the following services:

•   Book talent or tours in an individual market;
•   Sell tickets and advertise the event to attract ticket buyers;
•   Rent or otherwise provide event venues;
•   Arrange for local production services, such as stage, set, sound;
•   Lighting; and
•   Sell event sponsorships.

As producer, we typically would be providing the following services:

•   Develop event content;
•   Hire artistic talent;
•   Schedule performances in select venues;
•   Promote tours; and
•   Sell sponsorships.

Our Business – Sports Promotion

The sports promoter is one of the most important figures in sports.  The difference between a skilled unheard of athlete and one of fame and repute is often a good promoter.  A promoter is in charge of setting up and paying for everything involved and making sure all legal requirements are met. The promoter assumes all financial risk associated with the event, whether paying for the event or securing secondary investors to pay or guarantee the costs.  The promoter may be responsible for costs of recruiting, training, housing and travel as well as everything involved in an event, from the plastic cups to the chairs for each corner of the boxing ring to the ring itself, the referee, the ticket sales, advertising, licenses and making sure the scales used for weigh-in are properly calibrated.

A promoter will often contract out a lot of the details but the promoter is ultimately responsible if anything doesn't meet legal requirements or if something goes wrong.

A promoter is not a manager. The manager's job is to look out for the interests of the athlete. The promoter's job is to look out for the interests of the promoter. Sometimes those interests align with the athlete’s interests, but many times they do not.

Our mission is to endeavor to align our interests more with the athlete than traditional promoters by creating incentives for our success that also benefit the athlete.  This may be through equity ownership, incentives and similar arrangements with athletes who hire us as their promoter.

Since the promoter is assuming all of the financial risk in setting up an event, it means the promoter also expects a large portion of the profit from an event. This is where the promoter's interests traditionally diverge from and become opposed to the athlete’s interests. The promoter and the athlete's manager, for example, negotiate the boxer's "purse" for a fight — how much money the boxer takes home for stepping in the ring. The boxers' respective purses are a cost involved in setting up the fight, just like supplying an ambulance and food vendors are costs. The larger the boxer's purse, the smaller the profit the promoter takes home. So the promoter's financial interests are best served by minimizing the boxer's purse as much as possible.  We seek to realign interests and reduce those conflicts and align the interests of athletesmore with ours, even though the promoter has no actual duty to be fair.

We will utilize our executive’s skills and know-how to market and advertise an event so that it appeals to the broadest possible demographic and to attract the most paying customers.  We will be responsible for the pay-per-view system and obtaining other revenue generating activities.  We intend to seek relationships with athletes of various calibers, for boxing from developing young amateurs to heavyweight champions, and develop new and innovative strategies that enhance our value while providing an equity interest to the athlete in our company. In this manner, we seek to be the first choice for athletes to associate with in order to obtain a promoter that maintains relationships and is operated by people who know the business of boxing, and other sports which we may in the future enter.

Boxing is one of the world's most popular spectator sports and has broad-based international appeal. The sport is an essential programming asset of many of the major television networks and has proven to be a powerful vehicle for subscription and pay television in particular. Domestically, the two leading premium networks, HBO and Showtime, use boxing as core programming. Boxing is one of the highest rated program groupings for both of these networks. Boxing also drives the pay per view ("PPV") industry. The top 10 PPV events of all time are professional boxing matches.

Businss Growth Strategy

Our growth plans focus on the following strategies:

•	Expanding our core business, both domestically and internationally;
•	Signing, developing and acquiring new talent that can achieve marquee or star status and become premium cable and PPV attractions;
•	Increasing the sales of media rights, site rights, and sponsorship for existing series;
•	Acquiring other promotional companies in an effort to increase market share;

•	Extending our core brand into related merchandising through licensing arrangements with established merchandisers;
•	Creating and distributing other content;
•	Acquiring video libraries;
•	Developing our presence in other entertainment and sports-driven categories (not related to boxing) in the areas of merchandising consulting services and properties;
•	Consideration of corporate acquisitions of companies in the sports marketing, management (athletes, entertainers, and television production); and
•	Rights-generating businesses (other event-driven sport/entertainment products).

Competition

We operate in a highly competitive and fragmented industry.  Sports and entertainment competition includes companies such as LiveNation, ClearChannel, AEG, Ticketmaster, Madison Square Garden and others, each of which has a long-established reputation with entertainment and sports.

We may acquire or lease or enter into agreements to operate venues in which our events will take place.  In markets where we will own, lease or operate a venue, we compete with other venues to serve artists likely to perform in that general location. In markets where we do not own or operate venues, we compete with other venues for dates for popular national tours. Consequently, touring artists have significant alternatives to our venues in scheduling tours. In addition, in the markets in which we promote musical concerts and events, we face competition from other promoters, as well as from artists that promote their own concerts. We believe that barriers to entry into the promotion services business are low and that local promoters are increasingly expanding the geographic scope of their operations.

The marketing and athlete representation industry is highly competitive.  Competitors include a few large companies that operate in the areas in which we operate, as well as many smaller entities which operate similarly to us.

Professional boxing is dominated by a small number of promoters who work with and are known to the  leading television networks and venues. There are approximately 10 major boxing promoters in the world, most of which are based in the United States.  Our major boxing competitors in the U.S. are Don King Productions, Top Rank Boxing and Golden Boy.

All of the business development and targeted businesses we may launch are highly competitive with established companies with significantly greater infrastructure and financial resources that our company.

Employees

As of September 30, 2010, we had 5 active full-time employees, and four consultants.  We are not represented by labor unions. We believe that our relationship with our employees is satisfactory, but there can be no assurances that we will continue to maintain good relations with our employees.

Legal Proceedings

We are not involved in any pending legal proceeding or litigations and, as far as we are aware, no governmental authority is contemplating any proceeding to which we are a party or to which any of our properties is subject, which would reasonably be likely to have a material adverse effect on the Company.

Forward-Looking Statements

This Current Report on Form 8-K and other written and oral statements made from time to time by us may contain so-called “forward-looking statements,” all of which are subject to risks and uncertainties.  Forward-looking statements can be identified by the use of words such as “expects,” “plans,” “will,” “forecasts,” “projects,” “intends,” “estimates,” and other words of similar meaning.  One can identify them by the fact that they do not relate strictly to historical or current facts.  These statements are likely to address our growth strategy, financial results and product and development programs.  One must carefully consider any such statement and should understand that many factors could cause actual results to differ from our forward looking statements.  These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not.  No forward looking statement can be guaranteed and actual future results may vary materially.

Information regarding market and industry statistics contained in this Report is included based on information available to us that we believe is accurate.  It is generally based on industry and other publications that are not produced for purposes of securities offerings or economic analysis.  We have not reviewed or included data from all sources, and cannot assure investors of the accuracy or completeness of the data included in this Report.  Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.  We do not assume any obligation to update any forward-looking statement.  As a result, investors should not place undue reliance on these forward-looking statements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

This discussion should be read in conjunction with the other sections of this Current Report on Form 8-K, including “Risk Factors,” “Description of Our Business” and the Financial Statements attached hereto as Item 9.01 and the related exhibits.  The various sections of this discussion contain a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this Report as well as other matters over which we have no control.  See “Forward-Looking Statements.” Our actual results may differ materially.

Recent Events

We believe that September 29, 2010, we were a public shell company, as defined by the Securities and Exchange Commission, without material assets or activities. As a result, on October 4, 2010, we filed an amendment to our Quarterly Report on Form 10-Q for the period ended June 30, 2010 in order to indicate that we were a shell company.  On  September 29, 2010, we entered into the Exchange Agreement with The Empire Sports & Entertainment, Co., a privately held Nevada corporation, and the shareholders of Empire (the “Empire Shareholders”). Upon closing of the transaction contemplated under the Exchange Agreement (the “Exchange”), the Empire Shareholders transferred all of the issued and outstanding capital stock of Empire to the Company in exchange for shares of common stock of the Company.  Such Exchange caused Empire to become a wholly-owned subsidiary of the Company.  The Exchange is being accounted for as a reverse-merger and recapitalization. Empire is the acquirer for financial reporting purposes and the Company is the acquired company. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Empire and will be recorded at the historical cost basis of Empire, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Empire, historical operations of Empire and operations of the Company from the closing date of the Exchange.

Overview

Prior to the Exchange, we were a web-based service provider and consulting company.  Empire is engaged in the business of live entertainment as a promoter, producer and venue operator for music and sporting events. Our goal is to become a leader in integrated promotion, production, venue operation and event management services for a broad variety of live events.  We intend to promote or produce both live music and entertainment shows and sporting events.  We expect to generate revenue primarily through promoter fees and sharing arrangements with performers and athletes, production of concerts and events and venue operations.  These revenues are expected to consist primarily of sponsorship, advertising and concession fees, ticket sales (“gate”), televised revenue (Pay-Per-View) and media distribution.

Critical Accounting Policies

              The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

A summary of significant accounting policies is included in Note 1 to the audited financial statements included for the period from November 30, 2009 (Inception) to December 31, 2009 and notes thereto contained in this report as filed with the Securities and Exchange Commission. Management believes that the application of these policies on a consistent basis enables us to provide useful and reliable financial information about the Company’s operating results and financial condition.

  Our financial statements include a summary of the significant accounting policies and methods used in the preparation of our financial statements. Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Use of Estimates - Management’s Discussion and Analysis is based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, management evaluates these estimates, including those related to the carrying value of property and equipment and the assumptions used to calculate fair value of options issued for services. Management bases these estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

                 Revenue Recognition - We follow the guidance of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 605-10-S99 “Revenue Recognition Overall – SEC Materials”. We record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

We earn revenue primarily from live event ticket sales, sponsorship, advertising, concession fees, television rights fee and pay per view fees for events broadcast on television or cable.

The following policies reflect specific criteria for our various revenues streams:

•
Revenue from ticket sales are recognized when the event occurs. Advance ticket sales and event-related revenues for future events are deferred until earned, which is generally once the events are conducted. The recognition of event-related expenses is matched with the recognition of event-related revenues.

•	Revenue from sponsorship, advertising, and television/cable distribution agreements is recognized in accordance with the contract terms, which are generally at the time events occur.

•	Revenues from the sale of products are recognized at the point of sale at the live event concession stands.

               Stock Based Compensation - Stock based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The FASB ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain. We record compensation expense based on the fair value of the award at the reporting date. The awards to consultants and other third-parties are then revalued, or the total compensation is recalculated based on the then current fair value, at each subsequent reporting date.

Accounts Receivable -We have a policy of reserving for questionable accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable.  We periodically review our accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt.  Account balances deemed to be uncollectible are charged to bad debt expense after all means of collection have been exhausted and the potential for recovery is considered remote.

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized.  When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.  We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally one to five years.

                    Long-lived assets - We review for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Results of Operations

Our business began on November 30, 2009.  Accordingly, no comparisons exist for the prior period. We were incorporated in Nevada on February 10, 2010 to succeed to the business of the predecessor company, Golden Empire, LLC (“Golden Empire”), which was formed and commenced operations on November 30, 2009. We assumed all assets, liabilities and certain promotion rights agreements entered into by Golden Empire at carrying value which approximated fair value on February 10, 2010. Golden Empire ceased operations on that date. The results of operations for the period from January 1, 2010 to February 9, 2010 of Golden Empire were not material.

For the Period from February 10, 2010 (Inception) to June 30, 2010

Net Revenues

Revenue from live and televised events, consisting primarily of ticket sales, television rights fee and sponsorship, was $214,584 for the period from February 10, 2010 (Inception) to June 30, 2010.

The following table provides data regarding the source of our net revenues for the period from February 10, 2010 (Inception) to June 30, 2010:
	$	% of Total
Live events – ticket sales and related revenues	$80,195	37%

Television rights fee	101,889	48%

Advertising - sponsorships	32,500	15%

Total	$214,584	100%

For the period from February 10, 2010 (Inception) to June 30, 2010, we recognized revenues from television rights fee of approximately $102,000 from one company that accounted for 48% of our total net revenues.

Operating Expenses

Total operating expenses for the period from February 10, 2010 (Inception) to June 30, 2010 were $1,008,590 and consisted of the following:

Cost of revenues	$135,332
Sales and marketing	109,685
Live events expenses	202,366
Compensation expense and related taxes	120,833
Consulting fees	265,591
General and administrative	174,783

Total	$1,008,590
•
Cost of revenue. Cost of revenue for live event production was $135,332 for the period from February 10, 2010 (Inception) to June 30, 2010. Live event production costs consist principally of fighters’ purses, production cost of live events, venue rental and related expenses. We expect cost of revenue for live events to increase for the remainder of our current fiscal year as we promote more events.

•
Sales and marketing. For the period from February 10, 2010 (Inception) to June 30, 2010, sales and marketing costs were $109,685. Sales and marketing expenses primarily consist of marketing, advertising and promotion expenses directly and indirectly related to live events. Indirect expenses consist of internet and print advertising.

•
Live events expenses. For the period from February 10, 2010 (Inception) to June 30, 2010, live events operations expenses were $202,366. Live events operations expenses consist primarily of wages and consultants’ fees related to day-to-day administration of the Company’s live events, fighter recruiting and signing bonuses.

•
Compensation expense and related taxes. Compensation expense which includes salaries and stock based compensations to our employees. For the period from February 10, 2010 (Inception) to June 30, 2010, compensation expense and related taxes were $120,833 and were primarily attributable to contributed services provided by one of our officers valued at $90,000 and stock-based compensation expense of $30,833 which is attributable to stock options granted to our chief executive officer and two directors. We anticipate that compensation expense will increase during the remainder of our current fiscal year due to the hiring of two executive employees and three additional support staff subsequent to June 30, 2010.

•
Consulting fees. For the period from February 10, 2010 (Inception) to June 30, 2010, we incurred consulting fees of $265,591 which were primarily attributable with the issuance of our common stock for services rendered to consultants for investor relations and advisory services.

•
General and administrative expense. For the period from February 10, 2010 (Inception) to June 30, 2010, general and administrative expenses were $174,783. For the period from February 10, 2010 (Inception) to June 30, 2010, general and administrative expenses consisted of the following:

Rent	$5,042
Professional fees	16,325
Telephone	3,498
Travel/Entertainment	123,862
Depreciation	2,088
Other general and administrative	23,968
$174,783

Loss from Operations

We reported a loss from operations of $794,006 for the period from February 10, 2010 (Inception) to June 30, 2010.

Net Loss

As a result of these factors, we reported a net loss of $794,006 for the period from February 10, 2010 (Inception) to June 30, 2010, which translates to basic and diluted net loss per common share of $0.06.

For the period from November 30, 2009 (Inception) to December 31, 2009

Net Revenues

We have not generated revenues during the period from November 30, 2009 (Inception) to December 31, 2009.

Operating Expenses

Total operating expenses for the period from November 30, 2009 (Inception) to December 31, 2009 were $53,051 and consisted of the following:

Live events expenses	$2,000
Sales and marketing	7,800
General and administrative	43,251

Total	$53,051

•
Live events expenses. For the period from November 30, 2009 (Inception) to December 31, 2009, live events operations expenses were $2,000. Live events operations expenses consist primarily of wages and consultants’ fees related to day-to-day administration of the Company’s live events, fighter recruiting and signing bonuses.

•
Sales and marketing. For the period from November 30, 2009 (Inception) to December 31, 2009, sales and marketing costs were $7,800. Sales and marketing expenses primarily consist of marketing, advertising and promotion expenses directly and indirectly related to live events. Indirect expenses consist of internet and print advertising.

•
General and administrative expenses. For the period from November 30, 2009 (Inception) to December 31, 2009, general and administrative expenses were $43,251. General and administrative expenses include consulting, travel expense, office expense, supplies, telephone and communications expenses, and other expenses.  In addition, this also includes compensation expense of $22,500 which were primarily attributable to contributed services provided by one of our officers valued at $22,500.

Loss from Operations

We reported a loss from operations of $53,051 for the period from November 30, 2009 (Inception) to December 31, 2009.

Net Loss

As a result of these factors, we reported a net loss of $53,051 for the period from November 30, 2009 (Inception) to December 31, 2009.

Liquidity and Capital Resources

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis. At June 30, 2010, we had a cash balance of $1,429,409 and a working capital of $1,313,096. We have been funding our operations though the sale of our common stock and proceeds from loans payable for operating capital purposes. For the period from February 10, 2010 (Inception) to June 30, 2010, we sold 2,720,333 shares of common stock for net proceeds of $1,541,230.  Our balance sheet at June 30, 2010 reflects a note payable - related party amounting to $298,935, which were to mature on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to the Company or (ii) the two-year anniversary of the date of this promissory note. This note bears annual interest at 5% and is unsecured.

At June 30, 2010, we owed Mr. Gregory D. Cohen, an executive officer of our company, $89,997 for amounts he has advanced to us for working capital.  This advances are short-term and non-interest bearing. We paid off these advances in July 2010.

Our net revenues are not sufficient to fund our operating expenses.  At June 30, 2010, we had a cash balance of $1,429,409 and a working capital of $1,313,096. Between June 2010 and August 2010, we have raised significant capital to fund our operating expenses, pay our obligations, and grow our company. We currently have no material commitments for capital expenditures.We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. Other than working capital, we presently have no other alternative source of working capital. We may not have sufficient working capital to fund the expansion of our operations and to provide working capital necessary for our ongoing operations and obligations. We will need to raise significant additional capital to fund our operating expenses, pay our obligations, and grow our company. We do not anticipate we will be profitable in 2010.  Therefore our future operations will be dependent on our ability to secure additional financing.  Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. equity and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Furthermore, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations.

Operating activities

Net cash flows used in operating activities for the period from February 10, 2010 (Inception) to June 30, 2010 amounted to $757,208 and was primarily attributable to our net losses of $794,006, offset by depreciation of $2,088, amortization of  promotional advances of $14,364, contributed officer services of $90,000, stock-based compensations of $286,667 and add-back of total changes in assets and liabilities of $356,321.

Net cash flows used in operating activities for the period November 30, 2009 (Inception) to  December 31, 2009 amounted to $45,937 and was primarily attributable to our net loss of $53,051, offset by contributed officer services of $22,500 and add-back of total changes in assets and liabilities of $15,386.

Investing activities

Net cash used in investing activities for the period from February 10, 2010 (Inception) to June 30, 2010 was $57,708 and represented investment in note receivable of $25,000 and the purchase of property and equipment of $32,708. We did not have such activity during the period from November 30, 2009 (Inception) to December 31, 2009.

Financing activities

Net cash flows provided by financing activities was $2,244,325 for the period from February 10, 2010 (Inception) to June 30, 2010. We received net proceeds from sale of common stock of $1,541,230, proceeds from issuance of founders’ shares $100, proceeds from loans and note payable of $628,500, advances from a related party of $163,364 and offset by payments on related party advances of $88,869.

Net cash flows provided by financing activities was $45,937 for the period from November 30, 2009 (Inception) to December 31, 2009. We received net proceeds from loan payable and advances from a related party of $30,435 and $15,502, respectively.

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

            The following tables summarize our contractual obligations as of June 30, 2010, and the effect these obligations are expected to have on our liquidity and cash flows in future periods.

	Payments Due by Period
	Total	Less than 1 year	1-3 Years	3-5 Years	5 Years +
Contractual Obligations:

Operating lease	$325,912	$32,213	$168,405	$125,294	$-

Note payable – related party	298,935	298,935	-	-	-

Total Contractual Obligations	$624,847	$331,148	$168,405	$125,294	$-

Off-Balance Sheet Arrangements

Since our inception, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Recent Accounting Pronouncements

In June 2009, the FASB issued ASC Topic 810-10, “Amendments to FASB Interpretation No. 46(R)”. This updated guidance requires a qualitative approach to identifying a controlling financial interest in a variable interest entity (“VIE”), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. It is effective for annual reporting periods beginning after November 15, 2009. The adoption of ASC Topic 810-10 did not have a material impact on the results of operations and financial condition.

In October 2009, the FASB issued Accounting Standards Updates (“ASU”) No. 2009-13, “Multiple-Deliverable Revenue Arrangements.” This ASU establishes the accounting and reporting guidance for arrangements including multiple revenue-generating activities. This ASU provides amendments to the criteria for separating deliverables, measuring and allocating arrangement consideration to one or more units of accounting. The amendments in this ASU also establish a selling price hierarchy for determining the selling price of a deliverable. Significantly enhanced disclosures are also required to provide information about a vendor’s multiple-deliverable revenue arrangements, including information about the nature and terms, significant deliverables, and its performance within arrangements. The amendments also require providing information about the significant judgments made and changes to those judgments and about how the application of the relative selling-price method affects the timing or amount of revenue recognition. The amendments in this ASU are effective prospectively for revenue arrangements entered into or materially modified in the fiscal years beginning on or after June 15, 2010. The adoption of this standard did not have a material impact on our financial statements.

In January 2010, the FASB issued ASU No. 2010-06, “Improving Disclosures about Fair Value Measurements” an amendment to ASC Topic 820, “Fair Value Measurements and Disclosures.”  This amendment requires an entity to: (i) disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers and (ii) present separate information for Level 3 activity pertaining to gross purchases, sales, issuances, and settlements.  ASU No. 2010-06 is effective for our interim and annual reporting beginning after December 15, 2009, with one new disclosure effective after December 15, 2010. The adoption of ASU No. 2010-06 did not have a material impact on the results of operations and financial condition.

            In February 2010, the FASB issued an amendment to the accounting standards related to the accounting for, and disclosure of, subsequent events in an entity’s financial statements. This standard amends the authoritative guidance for subsequent events that was previously issued and among other things exempts Securities and Exchange Commission registrants from the requirement to disclose the date through which it has evaluated subsequent events for either original or restated financial statements. This standard does not apply to subsequent events or transactions that are within the scope of other applicable GAAP that provides different guidance on the accounting treatment for subsequent events or transactions. The adoption of this standard did not have a material impact on our financial statements.

In July 2010, the FASB issued ASU No. 2010-20, Receivables (Topic 310): Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses.  ASU 2010-20 requires additional disclosures about the credit quality of a company’s loans and the allowance for loan losses held against those loans.  Companies will need to disaggregate new and existing disclosures based on how it develops its allowance for loan losses and how it manages credit exposures.  Additional disclosure is also required about the credit quality indicators of loans by class at the end of the reporting period, the aging of past due loans, information about troubled debt restructurings, and significant purchases and sales of loans during the reporting period by class.  The new guidance is effective for interim- and annual periods beginning after December 15, 2010.  We anticipate that the adoption of these additional disclosures will not have a material effect on our financial position or results of operations.

Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption.

Risk Factors

There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals.  If any of these risks actually occur, our business, financial condition or results of operation may be materially adversely affected.  In such case, the trading price of our common stock could decline and investors could lose all or part of their investment.

Risks Relating to Our Business and Industry

Our business is highly sensitive to public tastes and dependent on our ability to secure popular artists and athletes and other events. We may be unable to anticipate or respond to changes in consumer preferences, which may result in decreased demand for our services.

Our ability to generate revenue from music and sports operations is highly sensitive to rapidly changing public tastes and dependent on the availability of popular artists, athletes and events. Our success depends in part on our ability to anticipate the tastes of consumers and to offer events that appeal to them. Since we rely on unrelated parties to create and perform live content, any unwillingness to tour or lack of availability of popular artists or athletes could limit our ability to generate revenue. In particular, there are a limited number of artists and athletes that can headline a North American or global tour or event who can sell out larger venues, including many of our anticipated amphitheaters. If those key artists do not continue to tour, or athletes are not willing or able to obtain successful matches, or if we are unable to secure the rights to their future tours or matches, then our business would be adversely affected.

In addition, live music is typically booked for music tours from one to four months in advance of the beginning of the tour and often an agreement to pay an artist a fixed guaranteed amount is required prior to our receiving any operating income. Therefore, if the public is not receptive to the tour, or we or a performer cancel the tour, we may incur a loss for the tour depending on the amount of the fixed guarantee or incurred costs relative to any revenue earned, as well as foregone revenue we could have earned at booked venues. We may be able to secure cancellation insurance policies but such policies to cover a portion of our losses if a performer cancels a tour may not be sufficient, we may choose not to procure such policies, and they are subject to deductibles. Furthermore, consumer preferences change, from time to time, and our failure to anticipate, identify or react to these changes could result in reduced demand for our services, which would adversely affect our operating results and profitability.

We have incurred net losses and may experience future net losses.

Our operating results from continuing operations have been adversely affected by, among other things, event profitability and overhead costs. Many of our competitors who are significantly larger have incurred significant net losses despite their larger scale of operations and we may face the same outcome which may continue or increase as we grow. We may face reduced demand for our events and other factors that could adversely affect our results of operations in the future. We cannot predict whether we will achieve profitability in future periods or at all.

Our operations are seasonal and our results of operations may vary from quarter to quarter and year over year, so our financial performance in certain financial quarters or years may not be indicative of, or comparable to, our financial performance in subsequent financial quarters or years.

Our financial results and cash needs will vary from quarter to quarter and year to year depending on, among other things, the timing of tours and events, cancellations, capital expenditures, seasonal and other fluctuations in our operating results, the timing of guaranteed payments and receipt of ticket sales, financing activities, acquisitions and investments and receivables management. Because our results will vary significantly from quarter to quarter and year to year, our financial results for one quarter or year cannot necessarily be compared to another quarter or year and may not be indicative of our future financial performance in subsequent quarters or years. Typically, the financial performance for live entertainment is in the first and fourth quarters of the calendar year as outdoor venues are primarily used, and festivals primarily occur, during May through September. In addition, the timing of tours of top grossing acts can impact comparability of quarterly results year over year and potentially annual results.

We may be adversely affected by the current, or any future, general deterioration in economic conditions, which could affect consumer and corporate spending and, therefore, significantly adversely impact our operating results.

A decline in attendance at or reduction in the number of live events may have an adverse effect on our revenue and operating income. In addition, during past economic slowdowns and recessions, many consumers reduced their discretionary spending and advertisers reduced their advertising expenditures. The impact of slowdowns on our business is difficult to predict, but they may result in reductions in ticket sales, sponsorship opportunities and our ability to generate revenue. The risks associated with our businesses may become more acute in periods of a slowing economy or recession, which may be accompanied by a decrease in attendance at live events.

Our business depends on discretionary consumer and corporate spending. Many factors related to corporate spending and discretionary consumer spending, including economic conditions affecting disposable consumer income such as employment, fuel prices, interest and tax rates and inflation which can significantly impact our operating results. Business conditions, as well as various industry conditions, including corporate marketing and promotional spending and interest levels, can also significantly impact our operating results. These factors can affect attendance at our events, premium seat sales, sponsorship, advertising and hospitality spending, concession and souvenir sales, as well as the financial results of sponsors of our venues, events and the industry. Negative factors such as challenging economic conditions, public concerns over terrorism and security incidents, particularly when combined, can impact corporate and consumer spending, and one negative factor can impact our results more than another. There can be no assurance that consumer and corporate spending will not be adversely impacted by current economic conditions, or by any further or future deterioration in economic conditions, thereby possibly impacting our operating results and growth.

Loss of our management and other personnel could result in the loss of key events and negatively impact our business.

The event business is uniquely dependent upon personal relationships, as promoters and executives within the company leverage their existing network of relationships with artists, athletes, agents and managers in order to secure the rights to the live tours and events which are critical to our success. Due to the importance of those industry contacts to our business, the loss of any of our officers or other key personnel could adversely affect our operations.

Our future success depends, to a significant extent, on the continued services of our senior management, particularly Shelly Finkel, our Chief Executive Officer. Moreover, we do not have key-man insurance on Mr. Finkel. We also rely heavily on the services of Gregory D. Cohen, our President and Chief Operating Officer.  The loss of Mr. Finkel or Mr. Cohen or certain other employees, would have a material and adverse effect on our business. Competition for talented personnel throughout our industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified employees in the future. We have in the past experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. If we do not succeed in attracting new personnel or retaining and motivating our current personnel, our business could be adversely affected.

We face intense competition in live music and entertainment, ticketing and artist/athlete services industries, and we may not be able to maintain or increase our current revenue, which could adversely affect our financial performance.

The industry in which we compete is a rapidly evolving, highly competitive and fragmented.  Sports and entertainment competition includes companies such as LiveNation, ClearChannel, AEG, Ticketmaster, Madison Square Garden and others, each of which has a long-established reputation with entertainment and sports. We expect competition to intensify in the future. There can be no assurance that we will be able to compete effectively.  We believe that the main competitive factors in the sports, entertainment and media industries include personal and professional relationships, trust and access to capital in order to develop a roster of talent and media relationships that provide returns on the Company’s investments.   Many of our competitors are established, profitable and have strong attributes in many, most or all of these areas. They may be able to leverage their existing relationships to offer alternative products or services at more attractive pricing or with better organizational or financial support. Other companies may also enter our markets with better athletes, greater financial and human resources and/or greater brand recognition. Competitors may continue to evolve and improve or expand current offerings and introduce new talent. We may be perceived as relatively too small, untested or possessing a poor track record inasmuch as  similar business models developed in the past have failed to produce successful performance or returns to investors to succeed, which may be hurtful to our success relative to the competition. To be competitive, we will have to invest significant resources in business development, advertising and marketing.  We may also have to rely on strategic partnerships for critical branding and relationship leverage, which partnerships may or may not be available or sufficient. There are no assurances that we will have sufficient resources to make these investments or that we will be able to make the advances necessary to be competitive. Increased competition may result in price inflation for talent, reduced gross margins from our media and other relationships and loss of market share. Failure to compete successfully against current or future competitors could have a material adverse effect on the Company’s business, operating results and financial condition.

We compete in the live music and sports industries and within these industries we compete with venues to book performers, athletes and events, and, in the markets in which we promote concerts and events, we face competition from other promoters and venue operators. Our competitors compete with us for key employees who have relationships with popular artists and athletes that have a history of being able to book such artists for concerts and tours or athletes for fights or other events. These competitors have already and may continue to engage in extensive development efforts, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential artists and athletes. Our competitors have already developed many of the elements that are important to our success, as we are a newcomer in the industry, andthey may continue to develop services, advertising options or venues that are equal or superior to those we provide or that achieve greater market acceptance and brand recognition than we achieve. It is possible that new competitors may emerge and rapidly acquire significant market share.

We compete in the ticketing industry and the intense competition that we face in the ticketing industry could cause the volume of our ticketing services to decline, which since we are a new company, is immaterial at present. There can be no assurance that we will be able to compete successfully in the future with existing or potential competitors or that competition will not have an adverse effect on our business and financial condition. We may face direct competition in the live music industry with our prospective or current primary ticketing clients, who primarily include live event content providers (such as owners or operators of live event venues) and face similar competition in the sporting event industry. This direct competition with our prospective or current primary ticketing clients could result in a decline in the number of clients we may obtain and a decline in the volume of our ticketing services business, which could adversely affect our business and financial condition, although at the present, our ticketing services business revenue is immaterial.

Other variables that could adversely affect our financial performance by, among other things, leading to decreases in overall revenue, the number of sponsors, event attendance, ticket prices or profit margins include:

•
an increased level of competition for advertising dollars, which may lead to lower sponsorships as we attempt to retain advertisers or which may cause us to lose advertisers to our competitors offering better programs that we are unable or unwilling to match;

•	unfavorable fluctuations in operating costs, including increased guarantees to performers and athletes, which we may be unwilling or unable to pass through to our customers via ticket prices;
•	our competitors may offer more favorable terms than we do in order to obtain agreements for new venues or to obtain events for the venues they operate;
•
technological changes and innovations that we are unable to adopt or are late in adopting that offer more attractive entertainment alternatives than we currently offer, which may lead to reduction in attendance at live events, a loss of ticket sales or to lower ticket prices;

•	other entertainment options available to our audiences that we do not offer;
•	unfavorable changes in labor conditions which may require us to spend more to retain and attract key employees; and

•
unfavorable shifts in population and other demographics which may cause us to lose audiences as people migrate to markets where we have a smaller presence, or which may cause sponsors to be unwilling to pay for sponsorship and advertising opportunities if the general population shifts into a less desirable age or geographical demographic from an advertising perspective.

We believe that barriers to entry into the live music and into the sports promotion business are low and that local promoters and others are increasingly expanding the geographic scope of their operations.

The speculative nature of the industry may result in our inability to develop performers or athletes that receive sufficient market acceptance for us to be successful.

Certain segments of the entertainment industry are highly speculative and historically have involved a substantial degree of risk. If we are unable to produce products or services that receive sufficient market acceptance we may not generate sufficient revenues to maintain our operations and our business will be unsuccessful.

We may not be able to successfully implement our business model which is subject to inherent uncertainties.

Our business is predicated on our ability to attract athletes and artists, advertisers and persons willing to pay subscriptions in order to view our events in the appropriate medium.  We cannot assure that there will be a large enough audience for our programs or that prospective fans or participants will agree to pay the prices that we propose to charge.  In the event our customers resist paying the prices we set for our programs, our business, financial condition, and results of operations will be materially and adversely affected.

We must respond to and capitalize on rapid changes in consumer behavior resulting from new technologies and distribute programs and media content in order to become and remain competitive and exploit new opportunities.

Technology in the entertainment and sports arenas is changing rapidly and Internet and mobile viewership is still relatively new and untested. We must adapt to advances in technologies, distribution outlets and content transfer and storage (legally or illegally) to ensure that our programs remain desirable and widely available to our audiences while protecting our intellectual property interests. The ability to anticipate and take advantage of new and future sources of revenue from these technological developments will affect our ability to continue to increase our revenue and expand our business. If we cannot ensure that our content is responsive to the lifestyles of our target audiences and capitalize on technological advances, our revenues will decline which may cause us to curtail operations or be unable to take advantage of opportunities.

The success of ticketing operations depends, in part, on the integrity of systems and infrastructures. System interruption and the lack of integration and redundancy in these systems and infrastructures may have an adverse impact on our business, financial condition and results of operations.

The success of ticketing depends, in part, on the ability to maintain the integrity of systems and infrastructures, both ours and third-parties, including websites, information and related systems, call centers and distribution and fulfillment facilities. System interruption and the lack of integration and redundancy in the information systems and infrastructures of ticketing operations may adversely affect our ability to operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient operations. We and our ticketing partners may experience occasional system interruptions that make some or all systems or data unavailable or prevent us from efficiently providing services or fulfilling orders. We also rely on affiliate and third-party computer systems, broadband and other communications systems and service providers in connection with the provision of services generally, as well as to facilitate, process and fulfill transactions. Any interruptions, outages or delays in the systems and infrastructures of our business, our affiliates and/or third parties, or deterioration in the performance of these systems and infrastructures, could impair the ability of our business to provide services, fulfill orders and/or process transactions. Fire, flood, power loss, telecommunications failure, hurricanes, tornadoes, earthquakes, acts of war or terrorism, acts of God and similar events or disruptions may damage or interrupt computer, broadband or other communications systems and infrastructures at any time. Any of these events could cause system interruption, delays and loss of critical data, and could prevent us from providing services, fulfilling orders and/or processing transactions. We do not have backup systems for certain aspects of our operations, these systems are not fully redundant and disaster recovery planning is not sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption. If any of these adverse events were to occur, it could adversely affect our business, financial condition and results of operations.

The processing, storage, use and disclosure of personal data could give rise to liabilities as a result of governmental regulation, conflicting legal requirements or differing views of personal privacy rights.

In the processing of consumer transactions, we may receive, transmit and store a large volume of personally identifiable information and other user data. The sharing, use, disclosure and protection of this information are governed by the respective privacy and data security policies maintained by our business. Moreover, there are federal, state and international laws regarding privacy and the storing, sharing, use, disclosure and protection of personally identifiable information and user data. Specifically, personally identifiable information is increasingly subject to legislation and regulations in numerous jurisdictions around the world, the intent of which is to protect the privacy of personal information that is collected, processed and transmitted in or from the governing jurisdiction. We could be adversely affected if legislation or regulations are expanded to require changes in business practices or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that negatively affect our business, financial condition and results of operations.

We may also become exposed to potential liabilities as a result of differing views on the privacy of the consumer and other user data collected by our business. The failure of us and/or the various third-party vendors and service providers with which we do business, to comply with applicable privacy policies or federal, state or similar international laws and regulations or any compromise of security that results in the unauthorized release of personally identifiable information or other user data could damage the reputation of our business, discourage potential users from trying the products and services that we offer and/or result in fines and/or proceedings by governmental agencies and/or consumers, one or all of which could adversely affect our business, financial condition and results of operations.

Poor weather may adversely affect attendance at our events, which could negatively impact our financial performance from period to period.

We expect to promote many outdoor events. Weather conditions surrounding these events affect sales of tickets, concessions and merchandise, among other things. Poor weather conditions can have a material effect on our results of operations particularly because we expect to promote a finite number of events. Due to weather conditions, we may be required to reschedule an event to another available day or a different venue, which would increase our costs for the event and could negatively impact the attendance at the event, as well as food, beverage and merchandise sales. Poor weather can affect current periods as well as successive events in future periods. If we are unable to reschedule events due to poor weather, we may be forced to refund the ticket revenue for those events.

We may be adversely affected by the occurrence of extraordinary events.

The occurrence and threat of extraordinary events, such as terrorist attacks, intentional or unintentional mass-casualty incidents, natural disasters or similar events, may substantially decrease the use of and demand for our services and the attendance at events, which may decrease our revenue or expose us to substantial liability. The terrorism and security incidents in the past, military actions in foreign locations, and periodic elevated terrorism alerts can be expected to negatively impact us, including public concerns regarding air travel, military actions and additional national or local catastrophic incidents, causing a nationwide disruption of commercial and leisure activities.

Following past extraordinary events, some performers and athletes refused to travel or book tours or events, which if it were to occur to our performers or athletes, could adversely affect our business. The occurrence or threat of future terrorist attacks, military actions by the United States, contagious disease outbreaks, natural disasters such as earthquakes and severe floods or similar events cannot be predicted, and their occurrence can be expected to negatively affect the economies of the United States and other foreign countries where we expect to do business.

Costs associated with, and our ability to obtain adequate insurance could adversely affect our profitability and financial condition.

Heightened concerns and challenges regarding property, casualty, liability, business interruption and other insurance coverage have resulted from terrorist and related security incidents, as to which there is enhanced risk related to live events. As a result, we may experience increased difficulty obtaining high policy limits of coverage at reasonable costs, including coverage for acts of terrorism. We have a material investment in property and equipment that may be located at venues, which are generally located near major cities and which hold events typically attended by a large number of fans.

These operational, geographical and situational factors, among others, may result in significant increases in insurance premium costs and difficulties obtaining sufficiently high policy limits with deductibles that we believe to be reasonable. We cannot assure that future increases in insurance costs and difficulties obtaining high policy limits will not adversely impact our profitability, thereby possibly impacting our operating results and growth.

In addition, we enter into various agreements with artists and athletes from time to time, including long-term artist rights arrangements. The profitability of those arrangements depends upon those artists’ willingness and ability to continue performing, and we may not be able to obtain sufficient insurance coverage at reasonable costs to adequately protect us against the death, disability or other failure to continue engaging in revenue-generating activities under those agreements.

We cannot guarantee that our insurance policy coverage limits, including insurance coverage for property, casualty, liability, artists and business interruption losses and acts of terrorism, would be adequate under the circumstances should one or multiple events occur at or near any of our venues, or that our insurers would have adequate financial resources to sufficiently or fully pay our related claims or damages. We cannot guarantee that adequate coverage limits will be available, offered at reasonable costs, or offered by insurers with sufficient financial soundness. The occurrence of such an incident or incidents affecting any one or more of our venues could have a material adverse effect on our financial position and future results of operations if asset damage and/or company liability were to exceed insurance coverage limits or if an insurer were unable to sufficiently or fully pay our related claims or damages.

There is the risk of personal injuries and accidents in connection with events, which could subject us to personal injury or other claims and increase our expenses, as well as reduce attendance at events, causing a decrease in our revenue.

There are inherent risks involved with producing live events. As a result, personal injuries and accidents have, and may, occur from time to time, which could subject us to claims and liabilities for personal injuries. Incidents in connection with our live events at any of our venues or venues that we rent could also result in claims, reducing operating income or reducing attendance at our events, causing a decrease in our revenue. While we may maintain insurance policies that provide coverage within limits that are sufficient, in management’s judgment there can be no assurance that such insurance will be adequate at all times and in all circumstances.

We are subject to extensive governmental regulation, and our failure to comply with these regulations could adversely affect our business, results of operations and financial condition.

Our live music venue operations are subject to federal, state and local laws, both domestically and internationally, governing matters such as construction, renovation and operation of our venues, as well as:

•	licensing, permitting and zoning, including noise ordinances;
•	human health, safety and sanitation requirements;
•	requirements with respect to the service of food and alcoholic beverages;
•	working conditions, labor, minimum wage and hour, citizenship and employment laws;
•	compliance with the ADA and the DDA;
•	sales and other taxes and withholding of taxes;
•	privacy laws and protection of personally identifiable information;
•	historic landmark rules; and
•	environmental protection laws.

We cannot predict the extent to which any future laws or regulations will impact our operations. The regulations relating to food service in venues are many and complex. Although we generally contract with a third-party vendor for these services, we cannot assure that we or our third-party vendors are in compliance with all applicable laws and regulations at all times or that we or our third-party vendors will be able to comply with any future laws and regulations or that we will not be held liable for violations by third-party vendors. Furthermore, additional or amended regulations in this area may significantly increase the cost of compliance.

Alcoholic beverages will be served at many of our venues during live events and must comply with applicable licensing laws, as well as state and local service laws, commonly called dram shop statutes. Dram shop statutes generally prohibit serving alcoholic beverages to certain persons such as an individual who is intoxicated or a minor. If we violate dram shop laws, we may be liable to third parties for the acts of the customer. Although we generally hire outside vendors to provide these services at our operated venues and regularly sponsor training programs designed to minimize the likelihood of such a situation, we cannot guarantee that intoxicated or minor customers will not be served or that liability for their acts will not be imposed on us. We cannot assure that additional regulation in this area would not limit our activities in the future or significantly increase the cost of regulatory compliance. We must also obtain and comply with the terms of licenses in order to sell alcoholic beverages in the states in which we serve alcoholic beverages.

From time to time, governmental bodies have proposed legislation that could have an effect on our business. For example, some legislatures have proposed laws in the past that would impose potential liability on us and other promoters and producers of live events for entertainment taxes and for incidents that occur at our events, particularly relating to drugs and alcohol.

We and our venues are subject to extensive environmental laws and regulations relating to the use, storage, disposal, emission and release of hazardous and non-hazardous substances, as well as zoning and noise level restrictions which may affect, among other things, the hours of operations of our venues. Additionally, certain laws and regulations could provide strict, joint and several responsibility for the remediation of hazardous substance contamination at facilities or at third-party waste disposal sites, which could hold us responsible for any personal or property damage related to any contamination.

We depend upon unionized labor for the provision of some services and any work stoppages or labor disturbances could disrupt our business.

The stagehands at some venues and other employees are subject to collective bargaining agreements. Union agreements regularly expire and require negotiation.  Whether or not our employees become subject to collective bargaining agreements or employees of third parties are subject to collective bargaining agreements, our operations may be interrupted as a result of labor disputes or difficulties and delays in the process of renegotiating collective bargaining agreements. In addition, our business operations at one or more of our facilities may also be interrupted as a result of labor disputes by outside unions attempting to unionize. A work stoppage at one or more venues or at our promoted events could have a material adverse effect on our business, results of operations and financial condition. We cannot predict the effect that a potential work stoppage will have.

We are dependent upon our ability to lease, acquire and develop venues, and if we are unable to do so on acceptable terms, or at all, our results of operations could be adversely affected.

We require access to venues to generate revenue. We may in the future use venues that we own, but we also expect to operate in a number of venues under various agreements which include leases with third parties or equity or booking agreements, which are agreements where we contract to book events at a venue for a specific period of time. Our long-term success will depend in part on the availability of venues, our ability to lease venues and our ability to enter into booking agreements. As many of these agreements are with third parties over whom we have little or no control, we may be unable to renew agreements or enter into new agreements on acceptable terms or at all, and may be unable to obtain favorable agreements with venues. Our ability to renew agreements or obtain new agreements on favorable terms depends on a number of other factors, many of which are also beyond our control, such as national and local business conditions and competition from other promoters. If the cost of renewing agreements is too high or the terms of any new agreement with a new venue are unacceptable or incompatible with our existing operations, we may decide to forego these opportunities. There can be no assurance that we will be able to renew agreements on acceptable terms or at all, or that we will be able to obtain attractive agreements with substitute venues, which could have a material adverse effect on our results of operations.

We plan to continue to expand our operations through the development of music venues and the expansion of existing venues, which poses a number of risks, including:

•	construction of venues may result in cost overruns, delays or unanticipated expenses;
•	desirable sites for venues may be unavailable or costly; and
•	the attractiveness of our venue locations may deteriorate over time.

Additionally, the market potential of venue sites cannot be precisely determined, and our venues may face competition in markets from unexpected sources. Newly constructed venues may not perform up to our expectations. We face significant competition for potential venue locations and for opportunities to acquire existing venues. Because of this competition, we may be unable to obtain or maintain venues on terms we consider acceptable.

Costs associated with capital improvements could adversely affect our profitability and liquidity.

Although we do not currently own any venues, growth or maintenance of our revenue may come to depend on consistent investment. Therefore, we expect to continuously need to make capital improvements in venues to meet long-term increasing demand, to increase entertainment value and to increase revenue. We may have a number of capital projects underway simultaneously. Numerous factors, many of which are beyond our control, may influence the ultimate costs and timing of various capital improvements at venues, including:

•	availability of financing on favorable terms;
•	unforeseen changes in design;
•	increases in the cost of construction materials and labor;
•	additional land acquisition costs;
•	fluctuations in foreign exchange rates;
•	litigation, accidents or natural disasters affecting the construction site;
•	national or regional economic changes;
•	environmental or hazardous conditions; and
•	undetected soil or land conditions.

The amount of capital expenditures can vary significantly. In addition, actual costs could vary materially from our estimates if the factors listed above and our assumptions about the quality of materials or workmanship required or the cost of financing such construction were to change. Construction is also subject to governmental permitting processes which, if changed, could materially affect the ultimate cost.

Our revenues, which are presently immaterial, depend in part on the promotional success of our marketing campaigns, and there can be no assurance that such advertising, promotional and other marketing campaigns will be successful or will generate revenue or profits.

We plan to spend significant amounts on advertising, promotional and other marketing campaigns for events and other business activities. Such marketing activities include, among others, promotion of ticket sales, premium seat sales, hospitality and other services for events and venues and may include advertising associated with souvenir merchandise and apparel.  There can be no assurance that our advertising, promotional and other marketing campaigns will be successful or will generate revenue or profits.

If we are unable to integrate the operations of our various businesses, our overall business may suffer.

The acquisition and successful integration of additional entertainment and related businesses are key elements of our operating strategy.  There are many risks associated with integration of acquired businesses, including:

•	the distraction of management's attention from other business concerns;
•	our entry into markets and geographic areas where we have limited or no experience;
•	the potential loss of key employees or customers of the acquired businesses; and

•	the potential inability to integrate controls, standards, systems and personnel.

We may be unable to effectively integrate our acquired businesses or those businesses we expect to acquire in the future without encountering the difficulties described above. Failure to effectively integrate such businesses could have a material adverse effect on our business, prospects, results of operations or financial condition. In addition, the combined companies may not benefit as expected from the integration.

Promotion requires significant up front outlays that may not be capable of being recouped.

We intend to invest heavily in development and marketing which will require a significant expenditure of funds for rehearsal, practice, and for athletes, training, housing, and promotion.  As a result, there can be no assurance that such investments will yield the anticipated returns.

Changes in technology may reduce the demand for the products or services traditionally associated with sports and entertainment programs and promotion.

Online digital media may present a challenge to our expected sources of revenue from pay per view and other media relations.  Cable, satellite and broadcast television are substantially affected by rapid and significant changes in technology, including the increasing use and access to the Internet for media and entertainment, and the increasing use and access to technologies that may defeat copyright protections, reducing our income. These changes may reduce the demand for certain existing services and technologies used in these industries or render them obsolete. We cannot assure you that the technologies used by or relied upon or produced by our business  While many attempt to adapt and apply the services provided by the target business to newer technologies, we cannot assure you that we will have sufficient resources to fund these changes or that these changes will ultimately prove successful or produce revenue. If we are unable to respond quickly to changes in technology, our business could fail.

A decline in media or advertising expenditures could cause our revenues and operating results to decline significantly in any given period or in specific markets.

We anticipate deriving a portion of our revenues from the sale of media content which is dependent on advertising. A decline in advertising expenditures generally or in specific markets could significantly adversely affect our revenues and operating results in any given period. Declines can be caused by the economic conditions and sentiment, prospects of advertisers or the economy in general could alter current or prospective media consumer or advertisers’ spending priorities. Disasters, acts of terrorism, political uncertainty or hostilities could lead to a reduction in media advertising expenditures as a result of economic uncertainty. Our advertising revenues may also be adversely affected by changes in audience traffic, which advertisers rely upon in making decisions to purchase advertising. A decrease in our media or in advertising revenues will adversely impact our results of operations.

If we are unable to obtain additional funding, our business operations will be harmed and if we do obtain additional financing, our then existing shareholders may suffer substantial dilution.

There is no assurance that we will not incur debt in the future, that we will have sufficient funds to repay any indebtedness or that we will not default on our debt obligations, jeopardizing our business viability.  Furthermore, we may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our marketing and development plans and possibly cease our operations. Any additional equity financing may involve substantial dilution to our then existing shareholders.

We may incur liabilities that we might be unable to repay in the future.

We may incur liabilities with affiliated or unaffiliated lenders.  These liabilities would represent fixed costs which would be required to be paid regardless of the level of our business or profitability.  There is no assurance that we will be able to pay all of our liabilities.  Furthermore, we are always subject to the risk of litigation from customers, suppliers, employees, and others because of the nature of our business, including but not limited to consumer lawsuits.  Litigation can cause us to incur substantial expenses and, if cases are lost, judgments, and awards can add to our costs. An increase in our costs may cause us to increase the prices at which we charge our customers which may lead to our customers to seek alternatives to our products. In such event, our revenues will decrease and we may be forced to curtail our operations.

We may incur unanticipated cost overruns which may significantly affect our operations.

We may incur substantial cost overruns in the acquisition, development and enhancement of our talent.  Management is not obligated to contribute capital to us.  Unanticipated costs may force us to obtain additional capital or financing from other sources if we are unable to obtain the additional funds necessary to implement our business plan. There is no assurance that we will be able to obtain sufficient capital to implement our business plan successfully.  If a greater investment is required in the business, the probability of earning a profit or a return of the stockholders’ investment will be diminished.

Because our operating results are difficult to predict, our operating results may fall below the expectations of securities analysts and investors. If this happens, the trading price of our common stock may fall significantly. Factors that affect our quarterly and annual operating results include, among other things, the following:

•	our ability to establish and strengthen brand awareness;
•	our success in promoting our performers and events;
•	the amount and timing of costs relating to our marketing efforts or other initiatives;
•	our ability to enter into favorable contracts with entertainers, athletes and venues, content distributors, developers, and other parties;
•	acquisition-related costs;
•	our ability to compete in a highly competitive market; and
•	economic trends specifically affecting the entertainment and sports business, as well as general economic conditions in the markets we serve.

If we do not manage our growth efficiently, we may not be able to operate our business effectively.

We expect to expand our operations and we will seek additional financing to fund such expansion. If we expand our operations, we may strain our management, operations, systems and financial resources. To manage our future growth, we must improve and effectively utilize our existing operational, management, marketing and financial systems, successfully recruit, hire and manage personnel and maintain close coordination among our performers, and athletes, technical, finance, marketing, sales and production staffs. We may need to hire additional personnel in all areas of our business during 2010. In addition, we may also need to improve our accounting systems, internal control procedures, and computer software and hardware systems in order to operate our business more effectively and manage our expansion. We also will need to manage an increasing number of complex relationships with performers and athletes, strategic partners, advertisers and other third parties. Our failure to effectively manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we anticipate.

Many of our agreements may be short-term and we face the risk of losing relationships to competitors with greater resources.

We believe that our future success depends in large part upon our ability to maintain our existing relationships. Our agreements that are for a fixed term have the option for a party  electing whether or not to renew their contracts upon expiration. If we become unable to provide valuable services, or if we otherwise fail to maintain good relations or are in breach of our agreements, our performers or athletes may elect to terminate or fail to renew their agreements with us.  In addition, if we cannot provide adequate incentives to remain with us, our efforts to sign new performer or athletes may be impaired. Furthermore, historically, when performers or athletes have achieved substantial commercial success they have sought to renegotiate the terms of their agreements. This may adversely affect our future profitability.

We are dependent on our entertainers and athletes.

Our success depends, in large part, upon our ability to recruit and retain entertainers and athletic talent. There can be no assurance that we will be able to continue to identify and retain such talent in the future. Additionally, we cannot assure you that we will be able to retain our current talent when their contracts expire. Our failure to attract and retain key talent, or a serious or untimely injury to, or the death of, any of our key talent, would likely lead to a decline in the appeal of our events, which would adversely affect our ability to generate revenues.

We partially depend upon our existing performers and athletes to attract new performers and athletes.

In order for us to sign new performers and athletes, our principal existing or prospective performers and athletes must remain with us and sustain their success and popularity. Our business would be adversely affected by:

•	our inability to recruit new performers and athletes with commercial promise and to enter into production and promotional agreements with them;
•	the loss of talent and/or popularity of our existing performers and athletes;
•	increased competition to maintain relationships with existing performers and athletes;
•	non-renewals of current agreements with existing performers and athletes; and
•	poor performance or negative publicity of existing performers and athletes.

We may be unsuccessful in our future acquisition endeavors, if any, which may have an adverse effect on our business. Our compliance with antitrust, competition and other regulations may limit our operations and future acquisitions.

Our future growth depends in part on our selective acquisition of additional businesses. We may be unable to identify other suitable targets for further acquisition or make further acquisitions at favorable prices. If we identify a suitable acquisition candidate, our ability to successfully implement the acquisition would depend on a variety of factors, including our ability to obtain financing on acceptable terms and requisite government approvals. Acquisitions involve risks, including those associated with:

•	integrating the operations, financial reporting, technologies and personnel of acquired companies;

•	managing geographically dispersed operations;
•	the diversion of management’s attention from other business concerns;
•	the inherent risks in entering markets or lines of business in which we have either limited or no direct experience; and
•	the potential loss of key employees, customers and strategic partners of acquired companies.

We may not successfully integrate any businesses we may acquire in the future and may not achieve anticipated revenue and cost benefits. Acquisitions may be expensive, time consuming and may strain our resources. Acquisitions may not be accretive to our earnings and may negatively impact our results of operations as a result of, among other things, expenses to pursue the acquisition, the incurrence of debt, one-time write-offs of goodwill and amortization expenses of other intangible assets. In addition, future acquisitions that we may pursue could result in dilutive issuances of equity securities.

We are also subject to laws and regulations, including those relating to antitrust, that could significantly affect our ability to expand our business through acquisitions. For example, the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to our domestic acquisitions have the authority to challenge our acquisitions on antitrust grounds before or after the acquisitions are completed. State agencies may also have standing to challenge these acquisitions under state or federal antitrust law. Comparable authorities in other jurisdictions also have the ability to challenge our foreign acquisitions. Our failure to comply with all applicable laws and regulations could result in, among other things, regulatory actions or legal proceedings against us, the imposition of fines, penalties or judgments against us or significant limitations on our activities. In addition, the regulatory environment in which we operate is subject to change. New or revised requirements imposed by governmental regulatory authorities could have adverse effects on us, including increased costs of compliance. We also may be adversely affected by changes in the interpretation or enforcement of existing laws and regulations by these governmental authorities.

In addition, credit agreements and the terms of any preferred stock we may issue may restrict our ability to make acquisitions.

Future acquisitions or expansions may disrupt our business or distract our management.

Our operations have consisted of marketing, promoting and distributing our live and televised events. Our current strategic objectives include not only further developing and enhancing our existing business, but also entering into new or complementary businesses, such as the creation of new forms of entertainment and brands, the development of new programming and the development of branded, location-based entertainment businesses. The following risks are associated with expanding into new or complementary businesses by acquisition, strategic alliance, investment, licensing or other arrangements:

•	potential diversion of management's attention and resources from our existing business and an inability to recruit or develop the necessary management resources to manage new businesses;
•	unanticipated liabilities or contingencies from new or complementary businesses or ventures;
•	reduced earnings due to increased goodwill amortization, increased interest costs and additional costs related to the integration of acquisitions;
•	potential reallocation of resources due to the growing complexity of our business and strategy;
•	competition from companies then engaged in the new or complementary businesses that we are entering;
•	possible additional regulatory requirements and compliance costs;

•	dilution of our stockholders' percentage ownership and/or an increase of our leverage when issuing equity or convertible debt securities or incurring debt; and
•	potential unavailability of acceptable terms, or at all, of additional financing necessary for expansion.

Because a substantial portion of our revenues will be derived from the sale of license rights and/or advertising of our events and programs, an economic downturn that results in a reduction in discretionary spending by consumers on entertainment could adversely affect our business.

A substantial portion of our revenues will be derived from, and our future success will be dependent upon sales of license rights, advertising and other merchandise. If the economy suffers a recession or other long-term disruption, and consumers reduce their discretionary spending on entertainment-related products and services, it is likely that we would experience a decline in revenues, which would materially harm our profits, results of operations, financial condition and future prospects.

Unless we develop a strong brand identity, our business may not continue to grow and our financial results may suffer.

We believe that historical growth and brand recognition are important factors not only in persuading performers and athletes to choose us as their promoter, but also in our ability to effectively utilize the dominant marketing resources in the entertainment and sports industry (television, radio, Internet, public relations, trade publications, etc.). We believe that continuing to strengthen our brand will be critical to attracting performers and athletes. However, brand promotion activities may not yield increased revenues, and even if they do, any increased revenues may not offset the expenses we incur in building our brand.

Our sports entertainment offerings may not be commercially successful.

We expect a significant amount of our revenue to come from the production and distribution of our events and programs, as well as the use of our events in televised programs. The success of these offerings depends primarily upon their acceptance by the public, which is difficult to predict. The commercial success of an event or program depends on the quality and acceptance of competing offerings released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure-time activities, general economic conditions and other tangible and intangible factors, all of which can change quickly. Because we expect the popularity of our offerings to be a significant factor driving the growth of our company, our failure to produce events and programs with broad consumer appeal could materially harm our business and prospects for growth.

Our failure to continue to create popular events and programs would likely lead to a decline in our ability to generate revenues.

The creation, marketing and distribution of our live and televised entertainment, including pay-per-view events, are the core of our business and are critical to our ability to generate revenues. Our failure to continue to create popular live events and televised programming would likely lead to a decline in our television ratings and attendance at our live events. Such a decline would adversely affect our ability to generate revenues.

We compete for attendance, broadcast audiences and advertising revenue.

We compete for entertainment and advertising dollars with professional and college sports and with other entertainment and leisure activities. We face competition from professional and college baseball, basketball, hockey and/or football, among other activities, in most cities in which we hold live events. We also compete for attendance, broadcast audiences and advertising revenue with a wide range of alternative entertainment and leisure activities.

This competition could result in a significant loss of viewers, venues, distribution channels or performers and fewer entertainment and advertising dollars spent on our form of sports entertainment, any of which could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

We may be liable to third parties for certain license rights and other content that we produce and distribute.

We may be liable to third parties for certain license rights and other content that we produce and distribute. We attempt to minimize these types of liabilities by requiring representations and warranties relating to our ownership of and rights to use and distribute such material. However, alleged liability could harm our business by damaging our reputation, requiring us to incur legal costs in defense, exposing us to awards of damages and costs and diverting management's attention away from our business.

We rely on intellectual and other property rights.

We regard the protection of our copyrights, trademarks and service marks as critical to our future success, and, in particular, to our ability to create and exploit boxing-related content. We rely on federal and international copyright and trademark statutes, as well as contractual restrictions, to establish and protect our intellectual property and other proprietary rights in products and services. However, there can be no assurance that these contractual arrangements or the other steps taken by us to protect our intellectual property and proprietary rights will prove sufficient to prevent misappropriation of them, or to deter independent third-party development of similar rights which may infer upon ours. We plan to pursue the registration of its trademarks, service marks and copyrights in the United States and internationally to the extent feasible, however, effective trademark and copyright protection may not be economically viable, and even if it is, we may not have the financial capacity in the future to protect, enforce and defend our rights against competitors with greater resources.

It is possible that in the future, we may license some of our proprietary rights, such as trademarks or copyrighted material, to third parties. While we will attempt to ensure that the quality of our brand is maintained by such licensees, there can be no assurance that such licensees will not take actions that might materially adversely affect the value of our proprietary rights or reputation, which could have a materially adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

To date, we have not been notified that our intellectual properties infringe on the proprietary rights of any third party, but there can be no assurance that third parties will not claim infringement by us with respect to the past, current or future use of these assets. Any such claim, whether meritorious or not, could be time-consuming, result in costly legal proceedings and/or settlement arrangements, or require us to enter into royalty or licensing agreements. Such royalty or licensing agreements may not be available on terms acceptable to us, or at all. As a result, any such claim can have a materially adverse effect upon our revenues, profits, results of operations, financial condition and future prospects.

Our operations are affected by general economic conditions and public tastes.

Our operations are affected by general economic conditions and, therefore, our future success is unpredictable. The demand for entertainment and leisure activities tends to be highly sensitive to consumers' disposable incomes, and thus a decline in general economic conditions could result in our fans or potential fans having less discretionary income to spend on our live and televised entertainment and branded merchandise, which could have an adverse effect on our business and/or prospects. Public tastes are unpredictable and subject to change and may be affected by changes in the country's political and social climate. A change in public tastes or decline in general economic conditions may adversely affect our future success.

The physical nature of our events and extensive travel exposes us to risks.

Our liability resulting from any accident or injury not covered by our insurance could have a material adverse effect on our revenues, profits, results of operations, financial condition and future prospects.

We rely on certain licenses to operate.

In various states in the United States and some foreign countries, athletic commissions and other applicable regulatory agencies require us to obtain promoters licenses, performers’ licenses, medical licenses and/or event permits in order for us to promote and conduct our live events. In the event that we fail to comply with the regulations of a particular jurisdiction, we may be prohibited from promoting and conducting our live events in that jurisdiction. The inability to present our live events over an extended period of time or in a number of jurisdictions would lead to a decline in the various revenue streams generated from our live events, which could have an adverse effect on our profits, results of operations, financial condition and future prospects.

Risks Relating to Our Organization and Common Stock

Our principal stockholders, officers and directors own a significant interest in our voting stock and investors will not have any voice in our management.

Our principal stockholders, officers and directors, in the aggregate, beneficially own in excess of approximately 20% of our outstanding common stock.  As a result, our principal stockholders, officers and directors, acting together, have the ability to significantly influence all matters submitted to our stockholders for approval, including:

•	election of our Board of Directors;
•	removal of any of our directors;
•	amendment of our certificate of incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination.

As a result of their ownership and positions, our principal stockholders, directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our principal stockholders, directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We may need to raise additional capital, which may not be available on acceptable terms or at all.

We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations.   We estimate that based on current plans and assumptions, that our available cash will be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.  The inability to obtain additional capital may reduce our ability to continue to conduct business operations.  If we are unable to obtain additional financing, we will likely be required to curtail our plans and business.  Any additional equity financing may involve substantial dilution to our existing shareholders.

We have a limited operating history upon which to base an investment decision in the Company.

Empire was formed under the laws of the State of Nevada on February 10, 2010. Until June 2010, Empire was principally involved in the business of boxing promotion since we succeeded to the business known as Golden Empire that was owned exclusively by our President and Chief Operating Officer Gregory D. Cohen.

Our operating results may prove unpredictable, and our share price may decrease or fluctuate significantly.

Our operating results may prove unpredictable, and our common stock price may decrease or fluctuate significantly. Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control.

Investor Relations Activities, Nominal “Float” and Supply and Demand Factors May Affect the Price of our Stock.

We expect to utilize various techniques such as non-deal road shows and investor relations campaigns in order to create investor awareness for our Company.  These campaigns may include personal, video and telephone conferences with investors and prospective investors in which our business practices are described.  We may directly provide, or others may provide, compensation to investor relations firms and pay for newsletters, websites, mailings and email campaigns that are produced by third-parties based upon publicly-available information concerning our Company.  We will not be responsible for the content of analyst reports and other writings and communications by investor relations firms not authored by us or from publicly available information.  We do not intend to review or approve the content of such analysts’ reports or other materials based upon analysts’ own research or methods and as a result the dissemination of inaccurate or misleading information may require us to comment or issue a corrective announcement.  Investor relations firms should generally disclose when they are compensated for their efforts, but whether such disclosure is made or complete is not under our control.  In addition to public relations costs,we may issue shares of restricted stock, and budget cash compensation to consultants and advisors for these activities, and such amounts may be increased in the future.  In addition, investors in our Company may be willing, from time to time, to encourage investor awareness through similar activities, including payment of cash or stock compensation.  Investor awareness activities may also be suspended or discontinued which may impact the trading market in our Common Stock.

The SEC and FINRA enforce various statutes and regulations intended to prevent manipulative or deceptive devices in connection with the purchase or sale of any security and carefully scrutinize trading patterns and company news and other communications for false or misleading information, particularly in cases where the hallmarks of improper activities may exist, such as rapid share price increases or decreases.  As a small public company with a public market established through a a reverse merger, it is likely our activities, and our shareholders’ activities, will be subjected to enhanced regulatory scrutiny due regulatory skepticism and potential bias against this manner of becoming publicly traded.  These factors, as well as because of the small number of holders who initially own the registered shares of our Common Stock publicly available for resale, and the limited trading markets in which such shares may be offered or sold (which markets have historically been associated by regulatory bodies with improper activities concerning penny-stocks, such as the OTC Bulletin Board (“OTCBB”)or the OTCQB Marketplace (Pink OTC), may lead to regulatory and investor perceptions that are unfavorable.

During 2010, Empire conducted a private placement (the “Offering”) which, following acquisition by our Company, resulted in 7,112,000 shares of our Common Stock being issued to purchasers in the Offering.  Until such time as the Empire shares sold in the Offering are registered or available for resale under Rule 144, there will continue to be a small number and percentage of our shares (2,513,800 or approximately 6.3%) held by a small number of investors, many of whom acquired such shares in privately negotiated purchase and sale transactions, that will constitute the entire available trading market.

The United States Supreme Court has stated that manipulative action is a “term of art” connoting intentional or willful conduct designed to deceive or defraud investors by controlling or artificially affecting the price of securities.  Often times, manipulation is associated by regulators and the courts with forces that upset the supply and demand factors that would normally determine trading prices.  As described above, a small number and percentage of our outstanding common stock will initially be available for trading, held by a small number of individuals or entities.  Accordingly, the supply of our common stock for resale will be extremely limited for an indeterminate amount of time (for example, under Rule 144 promulgated under the Securities Act until one year following the date of this Report if we are considered a “shell” and prior to such time, our shares issued to Empire shareholders may not be able to be sold absent a registration statement under the Securities Act), which could result in higher bids, asks/offers or sales prices than would otherwise exist.  Securities regulators have often cited thinly-traded markets, small numbers of holders, and investor awareness campaigns as components of their claims of price manipulation and other violations of law when combined with manipulative trading, such as wash sales, matched orders or other manipulative trading timed to coincide with false or touting press releases.  There can be no assurance that our activities or third-parties’ activities, or the small number of potential sellers or small percentage of stock in the “float,” or determinations by purchasers or holders as to when or under what circumstances or at what prices they may be willing to buy or sell stock will not artificially impact (or would be claimed by regulators to have affected) the normal supply and demand factors that determine the price of the stock.  Further, this is an evolving area of the law and regulators may adopt new or different interpretations of the foregoing factors which could impact the market for our shares in various respects.

As a result of the Exchange, Empire became a subsidiary of ours and since we are subject to the reporting requirements of federal securities laws, this can be expensive and may divert resources from other projects, thus impairing its ability grow.

As a result of the Exchange, Empire became a subsidiary of ours and, accordingly, is subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).  The costs of preparing and filing annual and quarterly reports, proxy statements and other information with the SEC (including reporting of the Exchange) and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if Empire had remained privately held and did not consummate the Exchange.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We will need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current and interfere with the ability of investors to trade our securities and for our shares to continue to be quoted on the OTC Bulletin Board or to list on any national securities exchange.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud.  Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed.  As a result, our small size and any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital.  We have not performed an in-depth analysis to determine if historical un-discovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the SEC have required changes in corporate governance practices of public companies.  As a public company, we expect these rules and regulations to increase our compliance costs in 2010 and beyond and to make certain activities more time consuming and costly.  As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified persons to serve on our Board of Directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by means similar to a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.”  Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock.  No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on behalf of our post-Exchange company.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	changes in our industry;
•	competitive pricing pressures;
•	our ability to obtain working capital financing;
•	additions or departures of key personnel;

•
limited “public float” following the Exchange, in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;

•	sales of our common stock;
•	our ability to execute our business plan;
•	operating results that fall below expectations;
•	loss of any strategic relationship;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	inability to develop or acquire new or needed technology.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay dividends in the future.  Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future.  The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our Board of Directors may consider relevant.  If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a very limited trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things.  We will take certain steps including utilizing investor awareness campaigns, press releases,  road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

We anticipate having our common stock continue to be quoted for trading on the OTC Bulletin Board, however, we cannot be sure that such quotations will continue.  As soon as is practicable, we anticipate applying for listing of our common stock on either the NYSE Amex, The NASDAQ Capital Market or other national securities exchange, assuming that we can satisfy the initial listing standards for such exchange.  We currently do not satisfy the initial listing standards, and cannot ensure that we will be able to satisfy such listing standards or that our common stock will be accepted for listing on any such exchange.  Should we fail to satisfy the initial listing standards of such exchanges, or our common stock is otherwise rejected for listing and remain listed on the OTC Bulletin Board or suspended from the OTC Bulletin Board, the trading price of our common stock could suffer and the trading market for our common stock may be less liquid and our common stock price may be subject to increased volatility.

Furthermore, for companies whose securities are traded in the OTC Bulletin Board, it is more difficult (1) to obtain accurate quotations, (2) to obtain coverage for significant news events because major wire services generally do not publish press releases about such companies, and (3) to obtain needed capital.

Our common stock may be deemed a “penny stock,” which would make it more difficult for our investors to sell their shares.

Our common stock may be subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act.  The penny stock rules generally apply to companies whose common stock is not listed on The NASDAQ Stock Market or other national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years).  These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances.  Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities.  If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market or upon the expiration of any statutory holding period, under Rule 144, or upon expiration of lock-up periods applicable to outstanding shares, or issued upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common stock could fall.  The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Exercise of options may have a dilutive effect on our common stock.

If the price per share of our common stock at the time of exercise of any options, or any other convertible securities is in excess of the various exercise or conversion prices of such convertible securities, exercise or conversion of such convertible securities would have a dilutive effect on our common stock. As of September 29, 2010, we had outstanding options to purchase 2,800,000 shares of our common stock at an exercise price of $0.60 per share. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to those of our common stock and which result in additional dilution of the existing ownership interests of our common stockholders.

Our certificate of incorporation allows for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our Board of Directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

Security Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information as of September 29, 2010 regarding the beneficial ownership of our common stock, taking into account the consummation of the Exchange, by (i) each person or entity who, to our knowledge, owns more than 5% of our common stock; (ii) our executive officers named in the Summary Compensation Table below; (iii) each director; and (iv) all of our executive officers and directors as a group. Unless otherwise indicated in the footnotes to the following table, each person named in the table has sole voting and investment power and that person’s address is c/o The Empire Sports & Entertainment Holdings Co., 110 Greene Street, Suite 403, New York, New York 10012.  Shares of common stock subject to options, warrants, or other rights currently exercisable or exercisable within 60 days of September 29, 2010, are deemed to be beneficially owned and outstanding for computing the share ownership and percentage of the stockholder holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other stockholder.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage Beneficially Owned (1)

Executive Officers and Directors:
Shelly Finkel	2,150,000	(2)	5.4%
Barry Honig	3,803,333	(3)	9.6%
Gregory D. Cohen	2,100,000	(4)	5.3%
Peter Levy	0	(5)	0%
All executive officers and directors as a group (four persons)	8,053,333	(2)(3)(4)(5)	20.3%

(1)	Based on 39,712,403 shares of our common stock issued and outstanding.

(2)
Does not include (i) 850,000 shares of our common stock issuable upon exercise of options that are not currently exercisable, and (ii) 400,000 shares of common stock held by Mr. Finkel’s son, William Finkel, which Mr. Finkel disclaims beneficial ownership of.

(3)	Does not include 400,000 shares of our common stock issuable upon exercise of options that are not currently exercisable.

(4)	Does not include 600,000 shares of our common stock issuable upon exercise of options that are not currently exercisable.

(5)	Does not include 250,000 shares of our common stock, which Mr. Levy is entitled to receive pursuant to his employment agreement, issuable upon exercise of options that are not currently exercisable.

Executive Officers and Directors

The following persons became our executive officers and directors on September 29, 2010, upon effectiveness of the Exchange, and hold the positions set forth opposite their respective names.

Name	Age	Position with the Company

Shelly Finkel	66	Chairman and Chief Executive Officer

Barry Honig	39	Co-Chairman

Gregory D. Cohen	41	President, Chief Operating Officer, Secretary and Director

Peter Levy	49	Executive Vice President

Biographies

Shelly Finkel, Chairman and Chief Executive Officer, has been the premier manager of fighters since 1980.  He has represented some of the biggest names in the sport during that time, including Mike Tyson, Evander Holyfield, Pernell Whitaker, Manny Pacquiao, and many more. Finkel was selected by the Boxing Writers Association of America as manager of the year in 1990 and 1993. In June 2010, he was inducted into the Boxing Hall of Fame. Before beginning his career in boxing, Finkel was in the music industry, first in the mid-sixties running a club called “The Action House,” featuring legends such as Cream, The Doors, Mitch Ryder, Procol Harem and some of the more progressive groups of the time. He began promoting and worked with the likes of Jimi Hendrix, Janis Joplin, The Who, The Rolling Stones, Bob Dylan, Billy Joel, Elton John, and many others. He produced the Watkins Glen Summer Jam concert in 1973, that featured the Grateful Dead, Allman Brothers and The Band and is one of the greatest rock concerts of all time.

Barry Honig, Co-Chairman, has served as Co-Chairman of InterCLICK, Inc. (NASDAQ:ICLK) since August  2007.  Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and is a private investor and consultant to early stage companies and sits on the board of several private companies.  Mr. Honig serves as a director on our Board of Directors due to his success as an investor, extensive knowledge of the capital markets, his judgment in assessing business strategies, and his knowledge of sports and marketing.

Gregory D. Cohen, President and Chief Operating Officer, received his introduction to boxing in the late 1980’s while working for Triple Threat Enterprises. The team signed heavyweight gold medalist Ray “Merciless” Mercer, junior welterweight Charles “The Natural” Murray, and light heavyweight Al “Ice” Cole out of the 1988 Olympics, who all went on to win World Titles as professionals. Cohen has promoted a number of heavyweight champions and top contenders, including linear and WBO Champion Shannon “The Cannon” Briggs, Chris Byrd, David Tua, HasimRahman, Samuel Peter, Ike Ibeabuchi, Oleg Maskaev, Joel Casamayor, and future hall of famer “Sugar” Shane Mosley. Greg has consulted various companies and has assisted in capital introductions, strategic planning and business development. Mr. Cohen also has served as executive producer on several feature-length films.

Peter Levy, Executive Vice President, commenced his career as a practicing attorney with the New York law firm, Rosenman Colin Freund Lewis and Cohen. In 1989, Mr. Levy joined AT&T, first as a technology attorney in the Computer Systems Business Unit, and subsequently as an attorney and Senior Attorney in the Consumer Business Unit and AT&T EasyLink Services, AT&T Internet Division. Peter Levy was chosen as the lawyer responsible for the Launch Team of the AT&T Universal Card, the first affinity credit card of its kind and the fastest growing credit card in U.S. history. His abilities in business planning and strategy became apparent, and he became the Division Head of AT&T Advanced Consumer Enterprises, AT&T's strategic planning group responsible for researching and developing new consumer services aligned with telecommunications. From 1999 until April of 2010, Peter Levy was a partner and principal of Sobel & Co., LLC, Certified Public Accountants and Consultants, a leading regional CPA firm, where Mr. Levy was responsible for the firm's Sarbanes-Oxley practice, Strategic Planning, and the Corporate Integrity Unit. Most recently prior to joining our Company, Mr. Levy was head of Research and Development for JMP Holdings, a premier real estate development firm maintaining a portfolio of retail, entertainment, sports, education, government projects, and residential properties. A renowned speaker on strategic planning and internal controls, Mr. Levy is also the author of Corporate Topography, a proprietary strategic planning tool used throughout the business community. Mr. Levy graduated from Harvard University in 1982 and Cornell Law School in 1985.

Tom Arnold, Advisory Board, has established himself to both television and film audiences worldwide, having won such awards as the Peabody Award and a Golden Globe Award. Additionally, he helped put Fox Sports Network on the map with his hosting duties on “BEST DAMN SPORTS SHOW PERIOD.” He recently returned to Fox Sports Network as both producer and host of the kids’ baseball show “KID PITCH”. Arnold cornered the market playing comic relief in films like “NINE MONTHS” with Hugh Grant, Julianne Moore, and Robin Williams, “TRUE LIES” with Arnold Schwarzenegger, “HERO” with Dustin Hoffman, and “AUSTIN POWERS: INTERNATIONAL MAN OF MYSTERY” with Mike Myers. Arnold is becoming a fixture at film festivals by landing more mature and dramatic roles. He received critical praise for his role in “GARDENS OF THE NIGHT,” opposite John Malkovich, “THE GREAT BUCK HOWARD” starring John Malkovich and Tom Hanks, “GOOD DICK” opposite Jason Ritter, and “THE YEAR OF GETTING TO KNOW US”.

There are no family relationships among our executive officers and directors.

Employment Agreements

On May 19, 2010 (the “Effective Date”), we entered into a 3 year employment agreement with Shelly Finkel, our Chief Executive Officer (the “Employment Agreement”).  As Chief Executive, Mr. Finkel will be solely and exclusively responsible for all operations of the Company, and exclusive authority to hire employees and consultants, within the budget for such activities, reporting directly to the Board of Directors.  Unless notice of non-renewal is provided sixty days prior to the end of the term, the term of employment will be continued for an additional 3 years.  Mr. Finkel receives a base salary of $500,000 per year, plus reimbursement of expenses and shall participate in an incentive compensation plan to be established for an annual bonus (“Bonus”).  Executive will be entitled to a Bonus amount equal to ten percent (10%) of Employer’s audited annual Net Income (prior to the Acquisition, of Empire), determined in accordance with US Generally Accepted Accounting Principles, consistently applied (“GAAP”).  Net Income shall be as reported for each fiscal year as filed on the Annual Report on Form 10-K filed with the Securities and Exchange Commission, or if no such report is required to be filed, by mutual agreement on or prior to February 28 of each year, and if not agreed then by an accounting firm mutually agreed to by the parties (whose fees and expenses shall be paid by the Empire), and prepared in accordance with GAAP.  Each Bonus payment shall be made to Executive no later than 95 days following the last day of the fiscal year for which Net Income has been determined.

Pursuant to the Employment Agreement, Mr. Finkel is also entitled to receive an aggregate of 1,252,000 shares of common stock of Empire, which equates to 10% of the fully diluted common stock of Empire as of the Effective Date.  The Initial Grant and any subsequent Antidilution Shares (as described below) are subject to repurchase by the Company at the price paid by Mr. Finkel as follows:(i)100% of the Initial Grant and any subsequent Antidilution Shares are subject to repurchase if Mr. Finkel is not employed on the date of the Exchange or on the first anniversary of the Effective Date; (ii) 2/3 of the Initial Grant and any Antidilution Shares are subject to repurchase if Mr. Finkel is not employed by Empire or the Company on the second anniversary of the Effective Date; and (iii) 1/3 of the Initial Grant and any Antidilution Shares are subject to repurchase if Mr. Finkel is not employed by Empire or the Company on the second anniversary of the Effective Date; and (iv) 1/3 The Board of Directors shall make an initial grant of Restricted Stock to Mr. Finkel on the date that is the earlier of: (a) the date on which our common stock shall be quoted on the OTC Bulletin Board, the OTCQB or any national securities exchange or acquired by any such company; or (b) the date on which we shall become obligated to file reports with the SEC.  The initial grant shall be equal to ten (10%) percent of the fully-diluted common stock issued and outstanding on the grant date, without giving effect to any securities issued in any financing transaction(s) or issuances or  offerings for cash which close following the date hereof.

In addition, under the terms of the Employment Agreement the Company shall secure and post an irrevocable Letter of Credit, satisfactory in form and substance, and issued by a financial institution satisfactory, by May 31, 2010 in the amount of one million five hundred thousand dollars ($1,500,000.00).  This Letter of Credit may be reduced after six (6) months, and after each six (6) month period thereafter, in increments of two hundred and fifty thousand dollars ($250,000.00).  At any time base compensation or additional compensation under this Agreement is not timely paid, or if Empire otherwise is in material breach of the Agreement, Mr. Finkel shall be entitled to draw the full remaining amount of the Letter of Credit.  The Letter of Credit has been posted by our Co-Chairman Barry Honig, and is expected to be replaced with a Letter of Credit from Empire following the Closing, including collateral in the amount of $1,500,000 posted by our Co-Chairman, Mr. Honig, as a temporary accommodation to Empire and Mr. Finkel.

On August 27, 2010, we entered into an employment agreement with Gregory D. Cohen, pursuant to which Mr. Cohen agreed to serve as our President and Chief Operating Officer for a term of three years.  Unless notice of non-renewal is provided sixty days prior to the end of the term, the term of employment will be continued for an additional one year.  Mr. Cohen receives a base salary of $180,000 per year, plus reimbursement of expenses and shall participate in an incentive compensation plan to be established for an annual bonus (“Bonus”).  Mr. Cohen was also granted options to purchase an aggregate of 600,000 shares of our common stock at an exercise price of $0.60 per share.

On September 17, 2010, we entered into an employment agreement with Peter Levy, pursuant to which Mr. Levy agreed to serve as our Executive Vice President for a term of one year. Unless notice of non-renewal is provided sixty days prior to the end of the term, the term of employment will be continued for an additional one year. Mr. Levy receives a base salary of $150,000 per year, plus reimbursement of expenses and shall participate in an incentive compensation plan to be established for an annual bonus (“Bonus”). Mr. Levy is also entitled to receive options to purchase an aggregate 250,000 shares of our common stock at an exercise price of $0.60 per share. Mr. Levy’s options will vest over a three year period.

Executive Compensation

Summary Compensation Table

The table below sets forth, for the last two fiscal years, the compensation earned by our chief executive officer and any other executive officer who had annual compensation in excess of $100,000 during the last fiscal year.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Shelly Finkel, Chairman and Chief Executive Officer of Empire	2009	$-	$-	$-	$-	$-
Gregory D. Cohen, President and Chief Operating Officer of Empire	2009	$-	$-	$-	$-	$-
Betty Soumekh, President and Chief Executive Officer of the Company	2009	$-	$-	$-	$-	$-

Outstanding Equity Awards at Fiscal Year-End

There were no outstanding equity awards issued to our named executive officers as of December 31, 2009.

Stock Incentive Plan

On September 29, 2010, our Board of Directors and stockholders adopted the 2010 Stock Incentive Plan (the “2010 Plan”). Under the 2010 Plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 (the "Code") or which are not intended to qualify as Incentive Stock Options thereunder. In addition, direct grants of stock or restricted stock may be awarded.  The  2010 Plan has reserved 2,800,000 shares of common stock for issuance.

(a)         Purpose. The primary purpose of the 2010 Plan is to attract and retain the best available personnel in order to promote the success of our business and to facilitate the ownership of our stock by employees and others who provide services to us.

(b)         Administration. The 2010 Plan will be administered by our Board of Directors until such time as such authority has been delegated to a committee of the Board of Directors.

(c)         Eligibility. Under the 2010 Plan, options may be granted to employees, officers, directors or consultants of the Company, as provided in the 2010 Plan.

(d)         Terms of Options. The term of each option granted under the 2010 Plan shall be contained in a stock option agreement between the optionee and the Company and such terms shall be determined by the Board of Directors consistent with the provisions of the 2010 Plan, including the following:

•
Purchase Price. The purchase price of the common stock subject to each incentive stock option shall not be less than the fair market value (as set forth in the 2010 Plan), or in the case of the grant of an incentive stock option to a principal stockholder, not less that 110% of fair market value of such common stock at the time such option is granted;

•
Vesting. The dates on which each option (or portion thereof) shall be exercisable and the conditions precedent to such exercise, if any, shall be fixed by the Board of Directors, in its discretion, at the time such option is granted. Unless otherwise provided in the grant agreement, in the event of a change of control (as set forth in the Incentive Stock Plan ) all unvested shares shall immediately become vested;

•
Expiration. Any option granted to an employee of the Company shall become exercisable over a period of no longer than five years. No option shall in any event be exercisable after ten years from, and no Incentive Stock Option granted to a ten percent shareholder shall become exercisable after the expiration of five years from, the date of the option;

•
Transferability. No option shall be transferable, except by will or the laws of descent and distribution, and any option may be exercised during the lifetime of the optionee only by such optionee. No option granted under the 2010 Plan shall be subject to execution, attachment or other process;

•
Option Adjustments. In the event of any change in the outstanding Company’s stock by reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Board or the Committee may adjust proportionally (a) the number of shares of common stock (i) reserved under the 2010 Plan, (ii) available for Incentive Stock Options and Nonstatutory Options and (iii) covered by outstanding stock awards or restricted stock purchase offers; (b) the exercise prices related to outstanding grants; and (c) the appropriate fair market value and other price determinations for such grants. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board or the Committee shall be authorized to issue or assume stock options, whether or not in a transaction to which Section 424(a) of the Code applies, and other grants by means of substitution of new grant agreements for previously issued grants or an assumption of previously issued grants.

(e) Termination, Modification And Amendment. The Board may, in so far as permitted by law, from time to time, suspend or terminate the 2010 Plan or revise or amend it in any respect whatsoever, except that without the approval of the shareholders of the Company, no such revision or amendment shall (i) increase the number of shares subject to the 2010 Plan, (ii) decrease the price at which grants may be granted, (iii) materially increase the benefits to participants, or (iv) change the class of persons eligible to receive grants under the 2010 Plan; provided, however, no such action shall alter or impair the rights and obligations under any option, or stock award, or restricted stock purchase offer outstanding as of the date thereof without the written consent of the participant thereunder.

On the closing date of the Exchange, the following options to purchase shares of our common stock were granted:

Name	Shares	Vesting Schedule	Exercise Price	Expiration

Shelly Finkel	850,000	(1)	$0.60	9/29/2020
Gregory D. Cohen	600,000	(1)	$0.60	9/29/2020
Barry Honig	400,000	(1)	$0.60	9/29/2020
Tom Arnold	600,000	(1)	$0.60	9/29/2020
Shannon Briggs	100,000	(1)	$0.60	9/29/2020
Eddie Mustafa	150,000	(1)	$0.60	9/29/2020
Herman Caicedo	100,000	(1)	$0.60	9/29/2020
________________

(1)	One-third at the end of each of the first three years, provided the holder is continuing to provide services to the Company

Director Compensation

Except for the options granted as set forth above, we have not had compensation arrangements in place for members of our Board of Directors and have not finalized any plan to compensate directors in the future for their services as directors. We may develop a compensation plan for our independent directors in order to attract qualified persons and to retain them. We expect that the compensation arrangements may be comprised of a combination of cash and/or equity awards.

Directors’ and Officers’ Liability Insurance

We maintain directors’ and officers’ liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers, subject to certain exclusions.  Such insurance also insures us against losses which we may incur in indemnifying our officers and directors.

Board Independence

We do not believe that any of our directors is an “independent director,” as that term is defined by listing standards of the national exchanges and SEC rules, including the rules relating to the independence standards of an audit committee and the non-employee director definition of Rule 16b-3 promulgated under the Exchange Act.

Board Committees

Our Board of Directors may appoint an audit committee, nominating committee and compensation committee, and to adopt charters relative to each such committee, in the future. We intend to appoint such persons to the committees of the Board of Directors as are expected to be required to meet the corporate governance requirements imposed by a national securities exchange, although we are not required to comply with such requirements until we elect to seek listing on a national securities exchange, and we are under no obligation to do so.

Code of Ethics

The Board of Directors has approved, and we have adopted, a Code of Ethics that applies to all of our directors, officers and employees. We will provide a copy of the Code of Ethics free of charge upon request to any person submitting a written request to our Chief Executive Officer.

Certain Relationships and Related Transactions

Except as set forth below, during the past three years, there have been no transactions, whether directly or indirectly, between the Company and any of its officers, directors or their family members.

Loans from Directors

Between December 2009 and June 2010, one of our Directors provided loans of $498,935 to us. For the period from December 2009 to June 30, 2010, these loans were noninterest bearing and were due on demand. On June 30, 2010, we issued 333,333 shares of our common stock valued at $0.60 in payment of $200,000 of such loans and issued an unsecured demand promissory note in the amount of $298,935 for the balance of the obligation. This promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to US or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). In September 2010, we issued a demand convertible promissory note (the “convertible promissory note”) in exchange for this promissory note dated June 30, 2010 with a principal amount of $198,935 and such prior note is deemed canceled and null and void. This convertible promissory note shall accrue interest at the annual rate of five percent (5%) and shall be payable on the earlier of (i) on demand by the lender upon thirty (30) days prior written notice to US or (ii) the two-year anniversary of the date of this promissory note (the “Maturity Date”). This convertible promissory note including interest shall be convertible into shares of our common stock at a fixed conversion price per share equal to $0.60 at the option of the lender.

Due to related party

Our President, has from time to time, provided advances to us for operating expenses. At June 30, 2010, we had a payable to our President amounting to $89,997. These advances are short-term in nature and non-interest bearing.

Office rent

We are sharing our office space with an affiliated company for which our President, Greg Cohen, is a director. During the six months ended June 30, 2010, we were reimbursed a portion of the leasehold improvements cost of $2,700, a portion of the security deposit of $10,000, and rent of $7,684 from such affiliated company.

Item 3.02          Unregistered Sales of Equity Securities

Sales by Empire

During July 2010 and August 2010, Empire conducted a private placement, pursuant to which it issued an aggregate of 3,791,668 shares of common stock to investors for total gross proceeds of $2,274,969. Empire paid commissions to placement agent of $125,850 in connection with the private placement.  The shares were issued in a transaction that was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act, which exempts transactions by any issuer not involving a public offering.

Sales by the Company

On September 22,  2010, our Board of Directors declared a dividend of an additional 1.51380043 shares of our common stock on each share of our common stock outstanding on September 26, 2010.  Except as otherwise noted, all share amounts referenced hereunder have been adjusted to reflect the number of our shares of common stock on a post-dividend basis.

On November 28, 2007, we issued 251,380 of common stock for licensing rights.

On August 2, 2007, our board of directors approved the issuance of 17,596,603 shares of common stock to our officers for services provided.

In July 2007, we sold 77,928 to one unaffiliated investor.  The shares have been cancelled and the sales recinded.

On December 29, 2009, the we terminated a contract with a licensor.  Pursuant to the termination agreement, we issued 25,138 shares of our common stock.

On Septempber 29, 2010, upon effectiveness of the Exchange, we issued an aggregate of 19,602,000 shares of our common stock to the Empire Shareholders.

The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) of the Securities Act.

Description of Capital Stock

Authorized Capital Stock

We have authorized 550,000,000 shares of capital stock, par value $0.0001 per share, of which 500,000,000 are shares of common stock and 50,000,000 are shares of “blank-check” preferred stock.

Capital Stock Issued and Outstanding

After giving effect to the Exchange, we have issued and outstanding securities on a fully diluted basis:

•	39,712,403 shares of common stock;
•	No shares of preferred stock; and
•	Options to purchase 2,800,000 shares of common stock at an exercise price of $0.60 per share.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors and issued in the future.

Preferred Stock

Our Board of Directors will be authorized, subject to any limitations prescribed by law, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series. Each series of preferred stock will have such number of shares, designations, preferences, voting powers, qualifications and special or relative rights or privileges as shall be determined by our Board of Directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Options

On the closing date of the Exchange, we granted options to purchase an aggregate of 2,800,000 shares of our common stock, pursuant to our 2010 Plan.  See “Executive Officers and Directors – Equity Incentive Plan.”

Dividend Policy

We have not previously paid any cash dividends on our common stock and do not anticipate or contemplate paying dividends on our common stock in the foreseeable future.  We currently intend to utilize all available funds to develop our business.  We can give no assurances that we will ever have excess funds available to pay dividends.

Indemnification of Directors and Officers

Under the Nevada Revised Statutes and our Articles of Incorporation, as amended, and our Bylaws, as amended, our directors will have no personal liability to us or our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its stockholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its stockholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its stockholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its stockholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

The effect of this provision in our Articles of Incorporation and Bylaws is to eliminate the rights of our Company and our stockholders (through stockholder's derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of our Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Limitiation of Liability of Directors

Our articles of incorporation provides that, to the fullest extent permitted by the law, no director of the Company will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.

Trading Information

Our common stock is currently approved for quotation on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority, Inc. (FINRA) under the symbol EXCX.OB. We have notified FINRA of our name change and will obtain a new symbol upon approval of the Exchange and our name change by FINRA.

The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc.

Item 5.01	Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Our officers and directors resigned as of September 29, 2010, effective upon the closing of the Exchange.  Pursuant to the terms of the Exchange Agreement, our new directors and officers are as set forth therein.  Reference is made to the disclosure set forth under Item 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.06	Change in Shell Company Status

As a result of the consummation of the Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a shell corporation as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(a)           Financial Statements of Businesses Acquired.  In accordance with Item 9.01(a), (i) Golden Empire LLC’s audited financial statements for the period from November 30, 2009 (Inception) to December 31, 2009, and (ii) Empire’s unaudited financial statements for the period from February 10, 2010 (Inception) to June 30, 2010, are filed in this Current Report on Form 8-K as Exhibit 99.1 and Exhibit 99.2, respectively.

(b)           Pro Forma Financial Information.  In accordance with Item 9.01(b), our pro forma financial statements are filed in this Current Report on Form 8-K as Exhibit 99.3.

(d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

2.1
Share Exchange Agreement dated as of September 29, 2010, by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment, Co. and the shareholders of The Empire Sports & Entertainment Co.

10.1	The Empire Sports & Entertainment Holdings Co. 2010 Equity Incentive Plan

10.2	Form of 2010 Incentive Stock Option Agreement

10.3	Form of 2010 Non-Qualified Stock Option Agreement

10.4	Employment Agreeement Shelly Finkel

10.5	Employment Agreement Gregory D. Cohen

10.6	Employment Agreement Peter Levy

Exhibit No.	Description

21	List of Subsidiaries

99.1	Golden Empire, LLC audited financial statements for the period from November 30, 2009 (Inception) to December 31, 2009

99.2	The Empire Sports & Entertainment, Co. unaudited financial statements for the period from February 10, 2010 (Inception) to June 30, 2010

99.3	Pro forma unaudited consolidated balance sheets at June 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 5, 2010

THE EMPIRE SPORTS & ENTERTAINMENT
HOLDINGS CO.

By:	/s/ Gregory D. Cohen
Name: Gregory D. Cohen
Title: President, Chief Operating Officer & Seretary

INDEX TO EXHIBITS

Exhibit No.	Description

2.1
Share Exchange Agreement dated as of September 29, 2010, by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment,Co. and the shareholders of The Empire Sports & Entertainment Co.

10.1	The Empire Sports & Entertainment Holdings Co. 2010 Equity Incentive Plan

10.2	Form of 2010 Incentive Stock Option Agreement

10.3	Form of 2010 Non-Qualified Stock Option Agreement

10.4	Employment Agreeement Shelly Finkel

10.5	Employment Agreement Gregory D. Cohen

10.6	Employment Agreement Peter Levy

21	List of Subsidiaries

99.1	Golden Empire, LLC audited financial statements for the period from November 30, 2009 (Inception) to December 31, 2009

99.2	The Empire Sports & Entertainment, Co. unaudited financial statements for the period from February 10, 2010 (Inception) to June 30, 2010

99.3	Pro forma unaudited consolidated balance sheets at June 30, 2010

i